UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant         X
Filed by a Party other than the Registrant   ______

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Altair Nanotechnologies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

(5)	Total fee paid:

ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

April 15, 2010

Dear Shareholder:

You are cordially invited to attend the annual and special meeting of shareholders of Altair Nanotechnologies Inc. (the “Corporation”) to be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, on May 24, 2010, at 10:00 o'clock in the morning, Pacific time.

The purposes of the meeting are to (I) vote on a special resolution authorizing the Board of Directors of the Corporation to take all steps necessary to effect a consolidation of the common shares of the Corporation on the basis of a ratio to be selected and implemented by the Board of Directors, (II) elect seven directors, (III) appoint Perry-Smith LLP as our auditors and authorize the Audit Committee of the Board of Directors to fix the auditors’ remuneration, and (IV) receive our 2009 Annual Report.

You will be asked to vote on a special resolution (the “Consolidation Resolution”) authorizing the Board of Directors of the Corporation, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation (also known as a reverse split) of the common shares of the Corporation on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares (3:1) to one post-consolidation common share for every ten pre-consolidation common shares (10:1),with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share, with the ratio to be selected and implemented by the Board of Directors in its sole discretion (the “Consolidation”).

The Consolidation is being proposed to potentially increase the market price of our common shares in order to (i) reduce the risk of NASDAQ Capital Market delisting the common shares, as the Corporation has received a letter from the NASDAQ Capital Market indicating that the common shares may be delisted for failure to satisfy minimum bid price requirements if the closing bid price of the common shares has not equaled or exceed $1.00 per share for at least 10 consecutive trading days by June 21, 2010; (ii) increase the number of eligible investors, as many brokers, investment advisors, institutional and other shareholders do not buy common shares priced below a certain threshold; and (iii) increase analyst, advisor and broker interest, as many analysts, advisors and brokers do not make recommendations with respect to common shares priced below a certain threshold.

After careful consideration, our Board of Directors has unanimously approved the Consolidation Resolution and recommended approval to the shareholders.  The approval and adoption of the Consolidation Resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast by the shareholders who vote in respect of the resolution.

We urge you to read the proxy materials in their entirety and to consider them carefully, including the effect that adopting or failing to adopt the proposals will have on shareholders.

Our Board of Directors unanimously recommends that you vote FOR each of the proposals described in this management proxy circular, including the approval of our consolidation.

It is important that your shares be represented at the annual and special meeting, regardless of the size of your holdings. Accordingly, whether or not you expect to attend the special meeting, we urge you to vote promptly by returning the enclosed proxy card. You may revoke your proxy at any time before it has been voted.

Thank you for your cooperation and continued support.

Very truly yours,

Terry M. Copeland
President and Chief Executive Officer

ALTAIR NANOTECHNOLOGIES INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the annual and special meeting (the "Meeting") of the shareholders of Altair Nanotechnologies Inc. (the "Corporation") will be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, Monday, the 24th day of May 2010, at the hour of 10:00 o'clock in the morning (Pacific time) for the following purposes:

(1)   To consider and, if thought fit, to pass, a special resolution (the “Consolidation Resolution”) authorizing the Board of Directors of the Corporation, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation of the common shares of the Corporation on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares (with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share), with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion (the “Consolidation”), as particularly described in the accompanying management proxy circular;

(2)   To elect seven directors;

(3)           To authorize the appointment of the auditors and to authorize the Audit Committee of the Board of Directors to fix their remuneration;

(4)           To receive the audited financial statements of the Corporation for the twelve months ended December 31, 2009, together with the report of the auditors thereon; and

(5)           To transact such further or other business as may properly come before the meeting or any adjournment or adjournments thereof.

This notice is accompanied by a form of proxy, a management proxy circular, and the annual report to shareholders of the Corporation containing the audited consolidated financial statements of the Corporation for the fiscal year ended December 31, 2009.

Proxies to be used at the meeting must be deposited at the office of the transfer agent not later than 48 hours (excluding Saturdays and holidays) before the time of holding the meeting.

Shareholders who are unable to attend the Meeting in person are requested to complete, date, sign and return the enclosed form of proxy so that as large a representation as possible may be had at the Meeting.

DATED at Toronto, Ontario as of the 15th day of April, 2010.

BY: ORDER OF THE BOARD

Terry M. Copeland
President and Chief Executive Officer

ALTAIR NANOTECHNOLOGIES INC.
204 Edison Way
Reno, Nevada 89502
U.S.A.

MANAGEMENT PROXY CIRCULAR

(All dollar amounts expressed herein are U.S. dollars)

This Management Proxy Circular is dated April 15, 2010 and
is first being mailed to shareholders on or about April 26, 2010

INTRODUCTION

This introduction highlights selected information appearing elsewhere in this Management Proxy Circular (this “Circular”) and does not contain all the information that you should consider in making a decision with respect to the proposals described in this Circular. You should read this introduction together with the more detailed information in this Circular and any documents delivered with this Circular. Unless otherwise provided in this Circular, references to the “Corporation,” “we,” “us,” and “our” refer to Altair Nanotechnologies Inc. and all of its consolidated subsidiaries.

Set forth below in a question and answer format is general information regarding the Annual and Special Meeting of Shareholders on May 24, 2010 to which this Circular relates (the “Meeting”). This general information regarding the Meeting is followed by a more detailed summary of the process relating to, reasons for and effects of the proposed consolidation described in this Circular.

Questions and Answers About the Meeting and Proposals

Q.	Where and when will the Meeting be held?

A.   The Meeting will be held at the Grand Sierra Resort, 2500 E. 2nd Street, Reno, Nevada 89502, Monday, the 24th day of May 2010, at the hour of 10:00 o'clock in the morning (Pacific time).

Q.	What are the purposes of the Meeting?

A.	The purposes of the Meeting are

●
to vote on the “Consolidation Resolution”, which is a special resolution authorizing the Board of Directors, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation of the common shares of the Corporation (also known as a reverse stock split) on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares (3:1) to one post-consolidation common share for every ten pre-consolidation common shares (10:1), with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share, with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion, as particularly described in this Circular (the “Consolidation”);

●	to elect seven directors;
●	to appoint our auditors and authorize the Audit Committee of the Board of Directors to fix the auditors’ remuneration;
●	to receive our 2009 Annual Report; and
●	to transact such other business as is proper at the meeting.

Q.	Will any other matters be voted on?

A.           The Board does not intend to present any other matters at the meeting. The Board does not know of any other matters that will be brought before our shareholders for a vote at the meeting. If any other matter is properly brought before the meeting, your signed proxy card gives authority to Terry M. Copeland and, failing him, John Fallini, or your indicated nominee as proxies, with full power of substitution, to vote on such matters at their discretion.

Q.	Who is soliciting my vote?

A.           Our Board of Directors is soliciting your proxy to vote at the Meeting.  Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this Circular and all information included with this Circular.

Q.	Who is entitled to vote?

A.           The record date for the determination of shareholders entitled to receive notice of the Meeting is April 9, 2010. In accordance with the provisions of the Canada Business Corporations Act (the “CBCA”), we will prepare a list of the holders of our common shares as of the record date.

Q.	What are the voting recommendations of the Board of Directors?

A.	The Board of Directors recommends the following votes:

●	FOR Proposal No. 1, the Consolidation Resolution;

●	FOR Proposal No. 2, the election of the nominated directors; and

●	FOR Proposal No. 3, the appointment of Perry-Smith LLP as our auditors for 2010 and the authorization of our Audit Committee of the Board of Directors to fix the auditors’ remuneration.

Q.	How will the Board determine the specific consolidation ratio?

A.           The Board’s selection of the specific consolidation ratio will be based primarily on the price level of our common shares at that time and the expected stability of that price level. We expect that the primary focus of the Board in determining the consolidation ratio will be to select a ratio it believes is likely to result in increased marketability and liquidity of our common shares and to encourage interest and trading in our common shares. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share, and many brokers tend to be discouraged from recommending low-priced stocks to their customers. We also believe that certain other investors are dissuaded from purchasing low-priced stocks.

In addition, in selecting the specific consolidation ratio, the Board will be mindful of the listing requirements of the NASDAQ Capital Market that require, among other things, that issuers maintain a minimum closing bid price of at least $1.00 per share.  On December 22, 2009, the Corporation received a letter from the NASDAQ Capital Market indicating that the bid price of the Corporation’s common shares for the last thirty consecutive business days had closed below the minimum bid price of $1.00 per share required for continued listing under NASDAQ Marketplace Rule 5550(a)(2).  The Corporation has been provided an initial grace period of 180 calendar days, or until June 21, 2010, to have regained compliance with the minimum bid requirement for at least 10 consecutive trading days.  At the close of the grace period, if the Corporation has not regained compliance, it may be eligible for an additional 180 days, if it meets the initial listing standards, with the exception of the minimum bid price, for the NASDAQ Capital Market listing. If the Corporation fails to regain compliance during such 180 day period, and is not eligible for the additional 180 day grace period, its common shares will likely be delisted from the NASDAQ Capital Market.  The Board expects to select a consolidation ratio that causes the immediate post consolidation market price for the common shares to be well above $1.00 per share.

The Board will also consider whether investors and certain other parties, such as our customers, would expect our stock price to be in line with other major widely held companies, including our competitors. We expect that the Board will consider the recent volatility of our common shares and will take this into account in determining a consolidation ratio, so that even if our stock price remains volatile, it would have a chance at remaining above a price at which the Board feels our stock is attractive to investors, and therefore the Board will, in consultation with its advisors, consider: the recent market prices and trading history of our common shares; the outlook for the market price of our common shares, and the marketability of our common shares, or common share linked instruments, in any potential equity financing; and the price of our common shares following any such financing.

Reducing the number of outstanding common shares through the Consolidation is intended, absent other factors, to increase the market price of our common shares. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common shares. As a result, there can be no assurance that the Consolidation, if completed, will result in the intended benefits described above, that the market price of our common shares will increase following the Consolidation or that the market price of our common shares will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common shares after a Consolidation will increase in proportion to the reduction in the number of shares of our common shares outstanding before the Consolidation.

Q.	What happens if the shareholders do not approve Proposal No. 1 regarding the Consolidation?

A.   If Proposal No. 1 regarding the Consolidation is not approved by the shareholders, the Board would not be permitted to effect the Consolidation.  As part of the Consolidation, the number of outstanding shares held by each shareholder would be reduced consistent with the selected consolidation ratio (between 3:1 and 10:1).  This would not occur if the Consolidation were not approved by the shareholders.  The reduction in outstanding common shares is intended, however, to cause a proportionate increase in the market price of the common shares.  This is intended to raise the market price above the $1.00 minimum bid price required for continued listing on the NASDAQ Capital Market and to otherwise increase the marketability and liquidity of our common shares.   If the Consolidation is not approved by the shareholders, the Corporation would be required to rely on market forces, rather than the Consolidation, to timely satisfy the $1.00 minimum bid price requirement and to increase the marketability and liquidity of the common shares, which may or may not occur.  Even if the Consolidation is implemented, there can be no assurance that the Consolidation will result in an increase in the market price of the common shares or that the market price of the common shares will not decrease in the future.

Q.	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A.   Many shareholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record — If your shares are registered directly in your name with our transfer agent, you are considered, with respect to those shares, the shareholder of record, and these Circular materials are being sent directly to you by us. You may vote the shares registered directly in your name by completing and mailing the proxy card or by written ballot at the Meeting.

Beneficial Owner — If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these Circular materials are being forwarded to you by your bank or broker, which is considered the shareholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting unless you bring with you a legal proxy from the shareholder of record. Your bank or broker has enclosed a voting instruction card providing directions for how to vote your shares.

Q.	How do I vote?

A.	If you are a shareholder of record, there are two ways to vote:

●	By completing and mailing your proxy card or

●	By written ballot at the Meeting.

Shareholders who are not shareholders of record and who wish to deliver proxies should follow the instructions of their intermediary with respect to the procedure to be followed. Generally, shareholders who are not shareholders of record will either: (i) be provided with a proxy executed by the intermediary, as the shareholder of record, but otherwise uncompleted and the beneficial owner may complete the proxy and return it directly to our transfer agent; or (ii) be provided with a request for voting instructions by the intermediary, as the shareholder of record, and then the intermediary must send to our transfer agent an executed proxy form completed in accordance with any voting instructions received by it from the beneficial owner.

Q.	Can I change my vote or revoke my proxy?

A.           A shareholder who has given a proxy has the power to revoke it prior to the commencement of the Meeting by depositing an instrument in writing, including another proxy bearing a later date, executed by the shareholder or by the shareholder’s attorney authorized in writing either (i) at the Corporation’s principal office located at 204 Edison Way, Reno, Nevada, 89502 at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof or (ii) with the chairman of such Meeting on the day of the Meeting or any adjournment thereof or in any other manner permitted by law.

Q.	How are proxies being solicited and who pays for the solicitation of proxies?

A.   Proxies will be solicited by mail and also may be solicited personally, by email, by facsimile or by telephone.  Proxies will be solicited by officers and employees of the Corporation without additional compensation.  In addition, we have retained D. F. King & Co., Inc. (the “Soliciting Agent”) to assist with the solicitation of proxies.

The cost of solicitation by management will be borne directly by the Corporation.  We have agreed to pay the Soliciting Agent an estimated fee of $5,000, plus reasonable out-of-pocket expenses.  Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the common shares of the Corporation held of record by such persons, and we will reimburse them for their reasonable out-of-pocket expenses incurred by them in connection therewith.

Q.	What is the quorum requirement of the Meeting?

A.   One-third of the outstanding common shares entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the Meeting.

Q.	What vote is required to approve each proposal?

A.   Proposal No. 1, the Consolidation Resolution, requires the affirmative vote, in person or by proxy, of  not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution.

Proposal No. 2, election of directors – the seven nominees with the highest number of votes will be elected.

Proposal No. 3, appointment of auditors – the appointment of the auditors and the authorization of the Audit Committee of the Board of Directors to fix the auditors’ remuneration requires a majority of the votes cast by the shareholders who voted in respect of the resolution.

Q.           What are broker non-votes and how will they affect the vote?

A.   Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Meeting and do not have authority under governing rules to vote with respect to the proposal in question on behalf of beneficial holders without instructions. Broker non-votes will not affect the outcome of any of the proposals, assuming that a quorum is obtained.

Q.	Who can attend the Meeting?

A.   All registered shareholders, their duly appointed representatives, our directors and our auditors are entitled to attend the Meeting.

Q.    I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, Circular, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?

A.   If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.  If you are a shareholder of record contact John Fallini, Chief Financial Officer, by phone at (775) 858-3750 or by mail to P.O. Box 10630, Reno, Nevada, U.S.A. 89510-0630.

Q.    Multiple shareholders live in my household, and together we received only one copy of this Circular and annual report. How can I obtain my own separate copy of those documents for the Meeting?

A.   You may pick up copies in person at the Meeting or download them from our Internet web site, www.altairannualmeeting.com.  If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed to you and are a shareholder of record, we will mail them promptly if you request them from John Fallini, Chief Financial Officer by phone at (775) 858-3750 or by mail to P.O. Box 10630, Reno, Nevada, U.S.A. 89510-0630. We cannot guarantee you will receive mailed copies before the Meeting.

Q.	Where can I find the voting results of the Meeting?

A.   We are required to file the voting results on the System for Electronic Document Analysis and Retrieval (SEDAR) promptly following the meeting, and thereafter they can be found on the SEDAR website at www.sedar.com.  We are also required to file the voting results on a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) promptly following the meeting, and thereafter they can be found on our website at www.altairnano.com (select the link to SEC Filings on the Investor Relations page).

Q.	Who can help answer my questions?

A.   If you have questions about the Meeting or if you need additional copies of the Circular or the enclosed proxy card you should contact:

John Fallini, Chief Financial Officer
P.O. Box 10630
Reno, Nevada  89510-0630 U.S.A.
(775) 858-3750

THE MEETING

Important Notice Regarding the Availability of Proxy Materials for the Meeting to be held on May 24, 2010.  The Corporation’s Circular and Annual Report to Shareholders for the fiscal year ended December 31, 2009 are available on the Internet at http:// www.altairannualmeeting.com.

Solicitation of Proxies

THIS CIRCULAR IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF ALTAIR NANOTECHNOLOGIES INC. OF PROXIES TO BE USED AT THE ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS OF THE CORPORATION TO BE HELD AT THE TIME AND PLACE AND FOR THE PURPOSES SET FORTH IN THE ENCLOSED NOTICE OF MEETING.  This Circular, the Notice of Meeting and the accompanying form of proxy and the Annual Report of the Corporation for the year ended December 31, 2009 are first being mailed to the shareholders of the Corporation on or about April 26, 2010. Solicitation will be by mail, but proxies may also be solicited personally, by email, by facsimile or by telephone by officers and employees of the Corporation without additional compensation.

The cost of solicitation by management will be borne directly by the Corporation.  We have retained D. F. King & Co. Inc., our Soliciting Agent, to assist with the solicitation of proxies for an estimated fee of $5,000 plus reasonable out-of-pocket expenses.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the common shares of the Corporation held by such persons, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection therewith.

Appointment and Revocation of Proxies

The persons named in the enclosed form of proxy are officers and/or directors of the Corporation.  A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON TO REPRESENT HIM AT THE MEETING MAY DO SO either by inserting such person’s name in the blank space provided in that form of proxy or by completing another proper form of proxy and, in either case, depositing the completed proxy at the office of the transfer agent indicated on the enclosed envelope not later than 48 hours (excluding Saturdays and holidays) before the time of holding the meeting, or by delivering the completed proxy to the chairman of the Board of Directors on the day of the Meeting or adjournment thereof.

A proxy given pursuant to this solicitation may be revoked by instrument in writing, including another proxy bearing a later date, executed by the shareholder or by his attorney authorized in writing, and deposited either at the Corporation’s principal office located at 204 Edison Way, Reno, Nevada, 89502, U.S.A. at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, at which the proxy is to be used, or with the chairman of such meeting on the day of the Meeting, or adjournment thereof, or in any other manner permitted by law.

Voting of Proxies

THE COMMON SHARES REPRESENTED BY A DULY COMPLETED PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS OF THE SHAREHOLDER ON ANY BALLOT THAT MAY BE CALLED FOR, AND IF THE SHAREHOLDER SPECIFIES A CHOICE WITH RESPECT TO ANY MATTER TO BE ACTED UPON, SUCH COMMON SHARES WILL BE VOTED ACCORDINGLY.  UNLESS OTHERWISE INDICATED ON THE FORM OF PROXY, SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES IN FAVOR OF PERSONS DESIGNATED IN THE PRINTED PORTION OF THE ENCLOSED FORM OF PROXY WILL BE VOTED (I) TO APPROVE THE CONSOLIDATION RESOLUTION, (II) TO ELECT MANAGEMENT’S SEVEN NOMINEES FOR DIRECTOR, AND (III) TO APPOINT PERRY-SMITH LLP AS THE CORPORATION’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

The enclosed form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the notice of Meeting, or other matters which may properly come before the Meeting.  At the time of printing this Circular, management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting.

Voting Securities and Principal Holders of Voting Securities

The authorized capital of the Corporation consists of an unlimited number of common shares.  As of April 9, 2010, the Corporation had 105,400,728 common shares issued and outstanding.

The Corporation shall make a list of all persons who are registered holders of common shares as of the close of business on April 9, 2010 (the “Record Date”) and the number of common shares registered in the name of each such person on that date.  Each shareholder is entitled to one vote for each common share registered in his name as it appears on the list.

One-third of the outstanding common shares entitled to vote, represented in person or by properly executed proxy, is required for a quorum at the meeting.  Abstentions will be counted as “represented” for purposes of determining the presence or absence of a quorum.  Complete broker non-votes, which are indications by a broker that it does not have discretionary authority to vote on any of the matters to be considered at the meeting, will not be counted as “represented” for the purpose of determining the presence or absence of a quorum.

To the knowledge of the directors and executive officers of the Corporation, as of April 1, 2010, only one holder, Al Yousuf, LLC, directly or indirectly, exercises control or direction of over more than 10% of the common shares outstanding.  According to a Form 4 filed by Al Yousuf, LLC on June 26, 2009, the affiliate group beneficially owns 20,211,132 common shares representing 19.2 % of the outstanding common shares as of April 1, 2010.

Under the CBCA,

●	approval of the Consolidation Resolution requires the affirmative vote, in person or by proxy, of not less than two-thirds of the votes cast by the shareholders who vote in respect of the resolution;

●	election of directors — the seven nominees with the highest number of votes will be elected; and

●
the appointment of the auditors and the authorization of the Audit Committee of the Board of Directors to fix the auditors’ remuneration requires a majority of the votes cast by the shareholders who voted in respect of the resolution.

Abstentions and broker non-votes will not have the effect of being considered as votes cast against any of the matters considered at the meeting.

Exchange Rate Information

The following exchange rates represent the noon buying rate in New York City for cable transfers in Canadian Dollars (CDN. $), as certified for customs purposes by the Federal Reserve Bank of New York.  The following table sets forth, for each of the years indicated, the period-end exchange rate, the average rate (i.e., the average of the exchange rates on the last day of each month during the period), and the high and low exchange rates of the U.S. Dollar (U.S. $) in exchange for the Canadian Dollar (CDN. $) for the years indicated below, based on the noon buying rates.

For the Year Ended December 31,
	2009	2008	2007	2006	2005
(Each U.S. Dollar Purchases the Following Number of Canadian dollars)
High	1.2940	1.3013	1.1852	1.1726	1.2703
Low	1.0281	0.9709	0.9168	1.0989	1.1507
Average	1.1410	1.0667	1.0734	1.1340	1.2083
Year End	1.0532	1.2228	0.9881	1.1652	1.1656

PROPOSALS TO BE ACTED UPON

1.	THE CONSOLIDATION

The Board has proposed the approval of the Consolidation Resolution, which authorizes the Board, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation of the common shares of the Corporation on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares (with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share), with the ratio to be selected and implemented by the Board in its sole discretion.  A copy of the Consolidation Resolution is attached hereto as Appendix A

The Board recommends that the shareholders vote FOR the approval of the Consolidation Resolution authorizing the Board to take all steps necessary to effect a consolidation of the common shares of the Corporation.

2.	ELECTION OF DIRECTORS

Our articles of continuance provide that our Board consists of a minimum of three and maximum of nine directors, to be elected annually, with the exact number to be determined by the Board subject to certain restrictions.  The number of directors is current set at seven.  Each director will hold office until the next annual meeting or until his successor is duly elected, unless his office is earlier vacated in accordance with our bylaws.

The Compensation, Nominating and Governance Committee has recommended, and the directors have determined, that seven directors are to be elected at the meeting.  Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the meeting, PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

The Board, upon the recommendation of the Compensation, Nominating and Governance Committee, recommends the following nominees for election as directors, in accordance with the Compensation, Nominating and Governance Committee Charter (available at www.altairnano.com):

●	Jon Bengtson,

●	Terry Copeland,
●	Hossein Asrar Haghighi,
●	George Hartman,
●	Alexander Lee,
●	Pierre Lortie, and
●	Robert G. van Schoonenberg.

The Compensation, Nominating and Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our shareholders. Once a quorum is established, the seven nominees receiving the highest number of votes will be elected.

The Board recommends that the Shareholders vote FOR the election of  Jon Bengtson, Terry Copeland, Hossein Asrar Haghighi, George Hartman, Alexander Lee, Pierre Lortie, and Robert G. van Schoonenberg.

3.	APPOINTMENT OF AUDITORS

The Audit Committee has nominated Perry-Smith LLP for reappointment as our auditors for the 2010 fiscal year. The appointment of the auditors and the authorization of the Audit Committee of the Board to fix the auditors’ remuneration requires a majority of the votes cast on the resolution, be in favor of the resolution.

The Board recommends that the shareholders vote FOR the appointment of Perry-Smith LLP as our auditors.

PROPOSAL NO. 1 – THE CONSOLIDATION

General

The Board has proposed the approval of the Consolidation Resolution, which authorizes the Board, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation of the common shares of the Corporation on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share, with the ratio to be selected and implemented by the Board in its sole discretion. A copy of the proposed Consolidation Resolution is attached hereto as Appendix A.  If the Consolidation Resolution is approved at the Meeting, the Board of Directors would be authorized to effect the Consolidation in its sole discretion within the range set forth above at any time prior to May 1, 2011.  The Consolidation would be effective on the date prior to May 1, 2011 selected by the Corporation’s Board of Directors in its sole discretion and reflected in the amendment to the Articles of Continuance (the “Articles”) effecting the Consolidation.  The Board reserves its right not to effect the Consolidation if it determines, in its sole discretion, that the Consolidation is no longer in the best interests of the Corporation and its shareholders.

Reasons for the Consolidation

The purpose of the proposed Consolidation is to decrease the number of outstanding common shares and shares subject to outstanding purchase and conversion rights in order to increase the market value of each common share. Immediately following a consolidation transaction, also referred to as a reverse stock split, the per-share price of the capital stock subject to the consolidation should generally increase proportionately with the consolidation ratio.  (For example, you would expect the price of our common shares to triple if the Corporation did a 3 to 1 consolidation of our common shares).  In the longer term, depending upon surrounding company, market and industry factors, a stock consolidation can have no effect, a positive effect or a negative effect on the value of the consolidated stock.

The Board believes it is necessary to seek to increase the market price of the common shares by means of the Consolidation for the following purposes:

●
Reduced Risk of the NASDAQ Capital Market Delisting. By potentially increasing the market price of the common shares, the Consolidation would reduce the risk that the common shares could be delisted from the NASDAQ Capital Market. The continued listing rules of the NASDAQ Capital Market require, among other things, that issuers maintain a minimum closing bid price of at least $1.00 per share.  On December 22, 2009, the Corporation received a letter from the NASDAQ Capital Market indicating that the bid price of the Corporation’s common shares for the last thirty consecutive business days had closed below the minimum bid price of $1.00 per share required for continued listing under NASDAQ Marketplace Rule 5550(a)(2).  The Corporation has been provided an initial grace period of 180 calendar days, or until June 21, 2010, to regain compliance with the minimum bid requirement for at least 10 consecutive trading days.  At the close of the grace period, if the Corporation has not regained compliance, it may be eligible for an additional 180 days, if it meets the initial listing standards, with the exception of the minimum bid price, for the NASDAQ Capital Market listing. If the Corporation fails to regain compliance during such initial 180 day period, and is not eligible for the additional 180 day grace period, its common shares will likely be delisted from the NASDAQ Capital Market. Following any such delisting, the common shares could be traded on the over-the-counter bulletin board network; however, the change of the Corporation’s listing to the over-the-counter bulletin board network would likely harm the market price and liquidity of the common shares.  Many brokers, investment advisors, institutional and other investors do not as a matter of policy recommend or invest in stock quoted on the over-the-counter bulletin board.  As a result, a transfer to this market could seriously impair the liquidity of the common shares and limit the Corporation’s potential to raise future capital through the sale of common shares, which could materially harm its business.

●
Increase in Eligible Investors. The Consolidation would allow a broader range of brokers, investment advisers, institutional and other investors to invest in the common shares.  Because of the trading volatility often associated with low-priced stocks, many brokers, investment advisers, institutional and other investors have adopted internal policies and practices that either prohibit or discourage them from investing in such stocks. Some of those policies and practices may also function to make the processing of trades in low-priced stocks economically unattractive to brokers, or their clients.

●
Increased Analyst, Adviser and Broker Interest. The Consolidation could increase analyst and broker interest in the common shares as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many investment banks, investment advisers and brokerage houses have adopted internal policies and practices that either prohibit or discourage them from following low-priced stocks or recommending low-priced stocks to their customers.

 Determination of Consolidation Ratio

The Board’s selection of the specific consolidation ratio will be based primarily on the price level of our common shares at that time and the expected stability of that price level. We expect that the primary focus of the Board in determining the consolidation ratio will be to select a ratio that it believes is likely to result in increased marketability and liquidity of our common shares and to encourage interest and trading in our common shares. Many institutional investors and mutual funds, for example, have rules that prohibit them from buying into companies whose stock is less than $5 per share, and in some cases, $10 per share, and many brokers tend to be discouraged from recommending low-priced stocks to their customers.

In addition, in selecting the specific consolidation ratio, the Board will be mindful of the listing requirements of the NASDAQ Capital Market Capital Market that require, among other things, that issuers maintain a minimum closing bid price of at least $1.00 per share.  On December 22, 2009, the Corporation received a letter from the NASDAQ Capital Market indicating that the bid price of the Corporation’s common shares for the last thirty consecutive business days had closed below the minimum bid price of $1.00 per share required for continued listing under NASDAQ Marketplace Rule 5550(a)(2).  The Corporation has been provided an initial grace period of 180 calendar days, or until June 21, 2010, to have regained compliance with the minimum bid requirement for at least 10 consecutive trading days.  At the close of the grace period, if the Corporation has not regained compliance, it may be eligible for an additional 180 days, if it meets the initial listing standards, with the exception of the minimum bid price, for the NASDAQ Capital Market listing. If the Corporation fails to regain compliance during such 180 day period, and is not eligible for the additional 180 day grace period, its common shares will likely be delisted from the NASDAQ Capital Market.  The Board expects to select a consolidation ratio that causes the immediate post consolidation market price for the common shares to well above $1.00 per share.

The Board will also consider whether investors and certain other parties, such as our customers, would expect our stock price to be in line with other major widely held companies, including our competitors. We expect that the Board will consider the recent volatility of our common shares and will take this into account in determining a consolidation ratio, so that even if our stock price remains volatile, it would have a chance at remaining at a price at which the Board feels our stock is attractive to investors, and therefore the Board will, in consultation with its advisors, consider: the recent market prices and trading history of our common shares; the outlook for the market price of our common shares, and the marketability of our common shares, or common shares linked instruments, in any potential equity financing, and the price of our common shares following any such financing.

Reducing the number of outstanding common shares through the Consolidation is intended, absent other factors, to increase the market price of our common shares. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common shares. As a result, there can be no assurance that the Consolidation, if completed, will result in the intended benefits described above, that the market price of our common shares will increase following the Consolidation or that the market price of our common shares will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common shares after a Consolidation will increase in proportion to the reduction in the number of shares of our common shares outstanding before the Consolidation.

Effects of the Consolidation

Reduction in Number of Outstanding Shares.  If the Corporation receives the required shareholder approval of the Consolidation Resolution, the Board will have the sole authority to elect, at any time prior to May 1, 2011: (1) whether or not to amend the Articles to effect the Consolidation, and (2) if so, the number of whole common shares between and including three and ten which will be combined into one common share.  Any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated will be rounded up to a whole common share.  Based on 105,400,728 outstanding shares at April 1, 2010, and ignoring the effects of rounding of fraction shares, the number of outstanding shares following the Consolidation would be as follows:

Number of common shares which will be combined into one common share	Number of outstanding common shares following the Consolidation
3	35,133,576
4	26,350,182
5	21,080,146
6	17,566,788
7	15,057,247
8	13,175,091
9	11,711,192
10	10,540,073

Because the Corporation has an unlimited number of authorized common shares, the number of authorized common shares available for future issuance by the Corporation will not be affected by any proposed Consolidation.  The common shares would remain unchanged at no par value per share following the Consolidation.

After the effective date of the proposed Consolidation, each shareholder will own fewer common shares. However, the proposed Consolidation will affect all shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Corporation, except to the extent that the consolidation results in rounding up to a whole share for any shareholders owning  fractional shares.  Proportionate voting rights and other rights of the holders of the Corporation’s common shares will not be affected by the proposed Consolidation (other than as a result of the rounding up of fractional shares).  For example, a holder of 2% of the voting power of the outstanding common shares immediately prior to the Consolidation would continue to hold 2% of the voting power of the outstanding common shares immediately after the Consolidation.  However, if the Consolidation is implemented, it will increase the number of shareholders of the Corporation who own “odd lots” of fewer than 100 shares of the Corporation’s common shares. Brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions of more than 100 common shares.

Reducing the number of outstanding common shares through the Consolidation is intended, absent other factors, to increase the per share market price of our common shares.  However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common shares.  As a result, there can be no assurance that the Consolidation, if completed, will result in the intended benefits described above, that the market price of our common shares will increase following the Consolidation or that the market price of our common shares will not decrease in the future. Additionally, we cannot assure you that the market price per share of our common shares after a Consolidation will increase in proportion to the reduction in the number of shares of our stock outstanding before the Consolidation.

Change in Number and Exercise Price of Employee and Director Equity Awards. The proposed Consolidation will reduce the number of common shares available for future issuance under the Corporation’s 2005 Stock Incentive Plan (the “2005 Plan”) in proportion to the consolidation ratio determined by the Board within the limits set forth in the Consolidation Resolution.  Under the terms of the Corporation’s outstanding equity awards under the 1996 Stock Option Plan (the “1996 Plan), the 1998 Stock Option Plan (the “1998 Plan”) and the 2005 Plan, the Consolidation would cause a reduction in the number of common shares issuable upon exercise or vesting of such awards in proportion to the consolidation ratio and would cause a proportionate increase in the exercise price of such awards to the extent they are stock options.  The number of common shares issuable upon exercise or vesting of outstanding equity awards will be rounded up to the nearest whole share and no cash payment will be made in respect of such rounding.

Regulatory Effects. The Corporation’s common shares are currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Corporation is subject to the periodic reporting and other requirements of the Exchange Act. The proposed Consolidation will not affect the registration of the common shares under the Exchange Act or the Corporation’s obligation to publicly file financial and other information with the Securities and Exchange Commission. If the proposed Consolidation is implemented, the Corporation’s common shares will continue to trade on the NASDAQ Capital Market Capital Market under the symbol “ALTI” assuming the Corporation maintains compliance with its listing requirements (although the NASDAQ Capital Market would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the consolidation has occurred).

No Going Private Transaction. Notwithstanding the decrease in the number of outstanding shares following the proposed Consolidation, the Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

The Proposed Consolidation May Not Increase the Corporation’s Share Price over the Long-Term, Which Would Prevent the Corporation From Realizing Some of the Anticipated Benefits of the Consolidation. The Board expects that a Consolidation of the common shares will increase the market price of the common shares so that the Corporation is able to maintain compliance with the NASDAQ Capital Market minimum bid price listing standard and otherwise to attract a greater number of investors and increase analyst and other recommendations. However, the effect of a consolidation upon the market price of the common shares cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common share price after the Consolidation will not rise in proportion to the reduction in the number of common shares outstanding resulting from the Consolidation, and there can be no assurance that the market price per share of the common shares after the Consolidation will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the Corporation’s common shares may be affected by other factors which may be unrelated to the number of shares outstanding, including the Corporation’s future performance. In addition, although the Corporation currently satisfies all other current standards for continued listing on the NASDAQ Capital Market Capital Market, there can be no assurance that it will not be delisted due to a failure to meet other continued listing requirements, even if the market price per share of the Corporation’s common shares after the Consolidation remains in excess of $1.00.

The Proposed Consolidation May Decrease the Liquidity of the Corporation’s Stock. The liquidity of the common shares may be harmed by the proposed Consolidation given the reduced number of shares that would be outstanding after the Consolidation, particularly if the stock price does not increase as a result of the Consolidation.

Board Discretion to Implement the Consolidation

The Board reserves its right not to effect the Consolidation if it determines, in its sole discretion, that the Consolidation is no longer in the best interests of the Corporation and its shareholders.

If the Board does not implement the Consolidation prior to May 1, 2011, shareholder approval would be required again prior to implementing any Consolidation.

Amendment Effective Time

If approved by the shareholders, the Consolidation will become effective at such time on or before May 1, 2011 as determined by the Board in its discretion upon filing the amendment to the Articles effecting the Consolidation with Industry Canada.  Common shares issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the shareholders, into new common shares in accordance with the consolidation ratio determined by the Board within the limits set forth in the Consolidation Resolution.

Shareholders’ Equity

 Following the effectiveness of the Consolidation, the stated capital on the Corporation’s balance sheet attributable to the common shares will not be impacted by the Consolidation.  The Corporation’s common shares will continue to be carried at no par value after the Consolidation, assuming the Consolidation is effected. Per share net income or loss will be increased because there will be fewer shares of the common shares outstanding. The Corporation does not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Consolidation.

Interests of Certain Persons in the Proposal

Certain of the Corporation’s officers, directors and 5% stockholders have an interest in Proposal No. 1 as a result of their ownership of common shares and stock options of the Corporation, as set forth in the section entitled “Security Ownership of Certain Beneficial Owners and Management” below. However, the Corporation does not believe that its officers, directors or 5% stockholders have interests in the Consolidation that are different from or greater than those of any other shareholder of the Corporation.

Fractional Shares

The Corporation does not intend to issue fractional shares in connection with the Consolidation. Shareholders, who own the common shares prior to effective time of the Consolidation and who otherwise would hold fractional shares because the number of common shares they held before the Consolidation would not be evenly divisible based on the Consolidation ratio, will be entitled to round up such fractional shares to a full share.

Exchange of Share Certificates

If the Consolidation is effected, shareholders holding certificated shares will be required to exchange their stock certificates for new stock certificates (“New Stock Certificates”) reflecting the appropriate number of shares resulting from the Consolidation.  Shareholders of record on the effective date of the Consolidation will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Equity Transfer and Trust Company.  Shareholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Consolidation, the transfer agent will send a letter of transmittal to each shareholder advising such holder of the procedure for surrendering certificates representing the number of shares of the Corporation’s common shares prior to the Consolidation (“Old Stock Certificates”) in exchange for New Stock Certificates reflecting the number of shares of the Corporation’s common shares resulting from the Consolidation.

You should not send your Old Stock Certificates now. You should send them only after you receive the letter of transmittal from the Corporation’s transfer agent.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued a New Stock Certificate registered in the name of such person. Any Old Stock Certificate bearing a restrictive legend will be exchanged for a New Stock Certificate bearing the same legend, if any, restricting the transfer of such shares that were borne by the surrendered Old Stock Certificates held prior to the Consolidation.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the effective time of the Consolidation to represent the number of full shares of the Corporation’s common shares resulting from the Consolidation. Until they have surrendered their Old Stock Certificates for exchange, shareholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any shareholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a New Stock Certificate only after complying with the requirements that the Corporation and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

If any New Stock Certificates are to be issued in a name other than that in which the Old Stock Certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to the Corporation any applicable transfer taxes or establish to the Corporation’s satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer. In all other cases, no service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate solely in connection with an exchange of Old Stock Certificates for New Stock Certificates.

Shareholders who hold only uncertificated shares, either as direct or beneficial owners, will have their holdings electronically adjusted by the Corporation’s transfer agent and, for beneficial owners, by their brokers or banks which hold in “street name” for their benefit, as the case may be to give effect to the Consolidation.

Material U.S. Federal Income Tax Consequences of the Consolidation

The following discussion is a summary of certain material U.S. federal income tax consequences of the Consolidation to the Corporation and to holders of the common shares that hold such stock as a capital asset for U.S. federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons (“U.S. Holders”) and does not address all aspects of U.S. federal income taxation that may be relevant to U.S. Holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, holders that are partnerships or other pass-through entities for U.S. federal income tax purposes, holders whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, holders subject to the alternative minimum tax, holders who hold the Corporation’s common shares as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired the Corporation’s common shares pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

As used in this summary, a “U.S. Holder” means a beneficial owner of our common shares that is for U.S. federal income tax purposes: (i) a citizen or resident of the U.S.; (ii) a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the U.S., any state thereof, or the District of Columbia; (iii) an estate the income of which is taxable in the U.S. regardless of its source; or (iv) a trust, the administration of which is subject to the primary supervision of a U.S. court and one or more U.S persons have the authority to control all substantial decisions of the trust, or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.   If a partnership (including for this purpose any other entity, either organized within or without the U.S., that is treated as a partnership for U.S. federal income tax purposes) holds our common shares, the tax treatment of a partner as a beneficial owner of the shares generally will depend upon the status of the partner and the activities of the partnership.

The Corporation has not sought, and will not seek, a ruling from the U.S. Internal Revenue Service regarding the U.S. federal income tax consequences of the Consolidation. The following summary does not address the tax consequences of the Consolidation under foreign, state, or local tax laws. Accordingly, each holder of the Corporation’s common shares should consult his, her or its tax advisor with respect to the particular tax consequences of the Consolidation to such holder.

The U.S. federal income tax consequences for a holder of the common shares and for the Corporation pursuant to the Consolidation for a U.S. Holder will be as follows:

●
U.S. Holders will not recognize any gain or loss for U.S. federal income tax purposes from their disposition or receipt of the common shares in the Consolidation, including the round up of fractional shares pursuant to the Consolidation;

●
Each U.S. Holder’s aggregate tax basis in the common shares received pursuant to the Consolidation, including any rounding up of fractional shares, will be equal to the aggregate tax basis of such holder’s common shares surrendered in exchange therefor;

●
Each U.S. Holder’s holding period for the common shares received pursuant to the Consolidation, including any rounding up of fractional shares, will include such holder’s holding period for the common shares surrendered in exchange therefor;

●	The Corporation will not recognize gain or loss solely as a result of the Consolidation.

Material Canadian Income Tax Consequences of the Consolidation

The following is a summary of the principal Canadian federal income tax consequences generally applicable to a shareholder who, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant times, holds common shares as capital property and who is not affiliated with, and deals at arm’s length with, the Corporation. Generally, the common shares will be considered to be capital property of a shareholder provided that they are not held in the course of carrying on a business or in connection with an adventure or concern in the nature of trade. Certain shareholders who are residents in Canada, for purposes of the Tax Act, and who might not otherwise be considered to hold their common shares as capital property may, in certain circumstances, be entitled to have the common shares and all other “Canadian securities,” as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. This summary does not apply to a shareholder that is a “financial institution” for the purposes of “mark-to-market” rules, to a shareholder that is a non-resident insurer that carries on an insurance business in Canada and elsewhere, to a shareholder, an interest in which would be a “tax shelter investment,” or to a shareholder to whom the “functional currency” reporting rules apply, each as defined in the Tax Act. Such shareholders are advised to consult their own tax advisors. This summary also does not address any tax considerations relevant to the acquisition, holding or disposition of common shares, other than those Canadian federal income tax issues that are directly the consequence of the proposed consolidation of common shares.

The summary is based on the current provisions of the Tax Act and the regulations thereunder, which we refer to as the Regulations, and the current administrative practices and assessing policies of the Canada Revenue Agency (“CRA”) published in writing prior to the date hereof including Interpretation Bulletin IT-65.  This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all such proposed amendments will be enacted in their present form.  This summary does not otherwise take into account or anticipate any change in law, or administrative practices and assessing policies, whether by legislative, government or judicial decision or action.

This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular shareholder.  This summary is not exhaustive of all Canadian federal income tax considerations and does not take into account provincial, territorial or foreign tax considerations, which may vary from the Canadian federal income tax considerations described herein.  Shareholders are advised to consult their own tax advisors with regard to their particular circumstances.

Under the current administrative practices and assessing policies of the CRA, no disposition or acquisition will be considered to have occurred for Canadian federal income tax purposes solely as a result of the consolidation of the Corporation's common shares.  Consequently, the consolidation will not result in the realization of any income, gain or loss by a shareholder.  In general, for a shareholder that holds common shares of the Corporation as capital property, the aggregate adjusted cost base of the common shares of the Corporation held by such shareholder immediately after the consolidation will be the same as the aggregate adjusted cost base of the common shares of the Corporation held by such shareholder immediately before the consolidation.

Required Vote

Approval of Proposal No. 1 requires the affirmative vote of not less than two-thirds of the votes cast by the shareholders in respect of the resolution.

Abstentions and broker non-votes will not have the effect of being considered as votes cast against Proposal No. 1.

THE BOARD RECOMMENDS A VOTE “FOR” THE CONSOLIDATION RESOLUTION.

PROPOSAL NO. 2 – ELECTION OF DIRECTORS

Our articles of continuance provide that the Board may consist of a minimum of three and a maximum of nine directors, to be elected annually.  Each director will hold office until the next annual meeting or until his successor is duly elected unless his office is earlier vacated in accordance with our bylaws.  Pursuant to our articles of continuance, the Board has been empowered to set the size of the Board, subject to any limitations set forth in our articles of continuance or the CBCA.  Our articles of continuance provide that the Board may, between meetings of shareholders, appoint one or more additional directors, but only if, after such appointment, the total number of directors would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders. As of the end of the 2009 annual shareholder meeting, the Board was composed of seven directors.  During 2009, the Board was increased by one member to a total of eight members.  Mr. Hemphill has resigned as a Director of the Corporation effective November 14, 2009.  The Board has accepted Mr. Hemphill’s resignation and coincident with it reduced the size of the Board from eight members to seven.

The Compensation, Nominating and Governance Committee has recommended, and the Board has determined, that seven directors are to be elected at the meeting.  Management does not contemplate that any of the nominees named below will be unable to serve as a director, but, if such an event should occur for any reason prior to the meeting, PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS SHARES ARE TO BE WITHHELD FROM VOTING IN THE ELECTION OF DIRECTORS.

The Board, upon the recommendation of the Compensation, Nominating and Governance Committee, recommends the following nominees for election as directors, in accordance with the Compensation, Nominating and Governance Committee Charter (available at www.altairnano.com): Jon Bengtson, Terry Copeland, Hossein Asrar Haghighi, George Hartman, Alexander Lee, Pierre Lortie, and Robert G. van Schoonenberg. The Compensation, Nominating and Governance Committee has reported that it is satisfied that each of the nominees is fully able and fully committed to serve the best interests of our shareholders. Once a quorum is established, the seven nominees receiving the highest number of votes will be elected.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTORS NOMINATED FOR ELECTION.

Director Nominees

Certain information with respect to the seven nominees of the Board for election as directors is set forth in the table below:

Name & Province/State and Country	Office with Company	Period of Service as a Director	Number of common shares Beneficially Owned or Over Which Control or Direction is Exercised as of April 1, 2010(1)
Jon N. Bengtson Nevada, U.S.A.	Chairman(A)	Since July 2003	111,603
Terry Copeland Nevada, U.S.A.	Director and Chief Executive Officer	Since July 2008	271,887(2)
Hossein Asrar Haghighi Dubai, U.A.E.	Director	Since June 2009	None(3)
George Hartman Ontario, Canada	Director(A)	Since March 1997	187,903(4)
Alexander Lee Dubai, U.A.E.	Director(B)	Since December 2009	None
Pierre Lortie Quebec, Canada	Director(A) (B)	Since June 2006	109,495(5)
Robert G. van Schoonenberg California, U.S.A.	Director(A) (B)	Since April 2008	101,862(6)
(A)	Member of Audit Committee
(B)	Member of Compensation, Corporate Governance and Nominations Committee (the “Compensation and Nominating Committee”)

(1)
The information as to common shares beneficially owned or over which control or direction is exercised is not within the knowledge of the Corporation and has been furnished by the respective nominees individually. This information includes all common shares issuable pursuant to the exercise of options that are exercisable within 60 days of April 1, 2010.  This information does not include any common shares subject to options that are not exercisable within 60 days of April 1, 2010 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the common shares, outside of the control of the optionee.

(2)	Includes 262,500 common shares subject to options granted to Mr. Copeland pursuant to the 2005 Plan.
(3)
As an employee of Al Yousuf LLC, Mr Haghighi assigns any common shares subject to options or common share awards earned in connection with his Director’s seat to Al Yousuf LLC.  As such, Mr Haghighi does not have voting or disposition rights over the common shares awarded to him.

(4)	Includes 75,000 common shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan. Includes 500 common shares owned by Julie Bredin, the spouse of Mr. Hartman.
(5)	Includes 18,333 common shares subject to options granted to Mr. Lortie pursuant to the 2005 Plan.
(6)	Includes 34,407 common shares owned by a family trust.

Set forth below is certain information with respect to each of the directors of the Corporation who is nominated for election at the meeting and each of the executive officers of the Corporation, including their principal occupations for the past five years.

Directors

Jon N. Bengtson

Age:	66
Director Since:	2003
Committees:	Member of Audit Committee

Principal Occupation:	Founder and director for Pinyon Technology

Experience:
Mr. Bengtson began his career with Harrah's Entertainment, Inc., where he served from 1971 to 1980 in various management positions, including vice president of management information systems. He joined International Game Technology in 1980 as vice president, chief financial officer and director and was subsequently promoted to vice president of marketing in 1982. Mr. Bengtson joined The Sands Regent Hotel Casino in June 1984 and served in various positions, including vice president of finance and administration, chief financial officer, treasurer and director, senior vice president and director, executive vice president and chief operating officer until December 1993.  He continued to serve as chairman of the board until it was sold in January 2007. In December 1993, he joined Radica Games Limited as vice president and chief financial officer and was appointed president and chief executive officer of Radica USA Ltd. in December 1994 and served as chairman of the board from January 1996 until its acquisition by Mattel, Inc. October 2006.

Mr. Bengtson was a founder and chief financial officer of ShareGate, Inc., a venture-funded telecommunications equipment company from March 1996 until October 2001. Mr. Bengtson is also the founder and director for Pinyon Technology, a start-up technology corporation developing wireless smart antenna networking technology, where he has served since 2002.

Mr. Bengtson holds a bachelor’s degree in business administration and a master of business administration degree from the University of Nevada, Reno.

Specific Qualifications
Mr. Bengtson’s nomination for re-election was based on his financial background, his credentials and expertise in the areas of business and corporate strategy, his technical expertise and his contributions as Chairman of the Board.

Terry M. Copeland

Age:	58
Director Since:	2008
Committees:	None

Principal Occupation:	President and Chief Executive Officer of the Corporation

Experience:
Dr. Copeland was appointed President of the Corporation in February 2008 and Chief Executive Officer and a director of the Corporation in June 2008.  Dr. Copeland joined the Corporation in November 2007 as Vice President, Operations for the Power and Energy business unit of Altairnano, Inc.

Prior to joining the Corporation, Dr. Copeland worked as a general manufacturing and technical consultant from 2004 through the end of 2007.  From 2000 through 2003, Dr. Copeland was the vice president of product development at Millennium Cell, Inc., a development stage company working with alternative fuels.  From 1992 through 2000, Dr. Copeland worked for Duracell, a leading consumer battery company, where he held positions as director of product development (1998 to 2000), plant manager (1995 to 1998) and director of engineering (1992 to 1995). Dr. Copeland also worked for E.I. DuPont De Nemours & Co., Inc. from 1978 to 1992, where his positions included research engineer, technical manager and manufacturing manager.

Dr. Copeland earned a bachelor’s degree in chemical engineering from the University of Delaware and earned a doctor of philosophy degree in chemical engineering from the Massachusetts Institute of Technology.

Specific Qualifications
Dr. Copeland’s nomination for reelection is based upon his status as the Chief Executive Officer of the Corporation, his expertise and experience in the battery industry and his management and leadership experience.

Hossein Asrar Haghighi

Age:	66
Director Since:	2009
Committees:	None

Principal Occupation:	Chief Financial Officer of Al Yousuf Group

Experience:
Mr. Haghighi joined the Al Yousuf Group of Companies in 1986 as the director of finance and accounts and was appointed as Chief Financial Officer of Al Yousuf Group in October 2003.  Al Yousuf LLC is a Dubai-based company that operates a range of businesses in the electronics, information technology, transportation and real estate sectors.  From September 1985 until October 2003 Mr. Haghighi served as the managing director of IDRO International in Jebel Ali Free Zone (subsidiary of International Development and Renovation Organization/Ministry of Industries, Iran). In September 1982, Mr. Haghighi was seconded to Bank Saderat Iran as Regional Manager Middle East based in Dubai and remained there until September 1985. From 1962 through 1982, Mr. Haghighi worked for the Central Bank of Iran where he held positions as officer in charge of onward & inward foreign exchange transfer (1962-1970), manager of letters of credit department (1970-1976), assistant director for foreign exchange department (1976-1980) and director of foreign exchange supervision division (1980-1982). Mr. Haghighi is also a founding member of IBC (Iranian Business Council) established in 1994, a non-governmental and nonprofit organization. IBC, in Dubai, U.A.E helps and advises members & business community for free as a social service.

Mr. Haghighi holds a masters of business administration degree in consultancy management, law major. He also holds two master of science degrees: one in banking and finance and the other in international business, both earned in California.

Specific Qualifications
Mr. Haghighi was appointed to the Board pursuant to a covenant in the Stock Purchase and Settlement Agreement with Al Yousuf, LLC.  Pursuant to the covenant, the Board of the Corporation is required, except where legal or fiduciary duties would require otherwise, to appoint two persons to the Board nominated by Al Yousuf.

George E. Hartman

Age:	61
Director Since:	1997
Committees:	Member of Audit Committee

Principal Occupation:	Chief Executive Officer and President of Market Logics Inc. and Executive Vice President of The Covenant Group

Experience:
From 1995 until 1998, Mr. Hartman served as president of Planvest Pacific Financial Corp., a Vancouver-based financial planning firm with U.S. $1 billion of assets under management.  He also served on the Board of the parent firm, Planvest Capital Corp. (TSX:PLV) from 1995 to 1998.  From 1998 until 2000, Mr. Hartman was a vice president of Financial Concept Group until the firm’s sale to Assante Corporation, a North American financial services industry consolidator.  At that time, he became chief executive officer of PlanPlus Inc., Canada’s oldest firm specializing in wealth management software for the financial services industry worldwide.  Today, Mr. Hartman continues as chief executive officer and president of Market Logics Inc. (originally Hartman & Company Inc.), a firm he founded in 1991 which provides research and consulting services to businesses, professional organizations and individuals.  Since 2004, Mr. Hartman has also served as executive vice president of The Covenant Group, a management-consulting firm where Mr. Hartman is the author of two best-selling books: Risk is a Four-Letter Word—The Asset Allocation Approach to Investing (1992), and its sequel, Risk is STILL a Four Letter Word (2000).

Mr. Hartman holds a master of business administration degree from Wilfred Laurier University in Waterloo, Ontario.

Other Directorships	PlanPlus Inc. (software) 2000 to 2004 and SOS Together Inc. (environmental education) 2007 to 2009.

Specific Qualifications	Mr. Hartman’s nomination was based on his risk management and financial background.

Alexander Lee

Age:	43
Director Since:	2009
Committees:	Member of Compensation, Corporate Governance and Nominations Committee

Principal Occupation:	Managing Director of Al Yousuf, LLC

Experience:
Mr. Lee is the managing director of Al Yousuf, LLC, a Dubai-based company that operates a range of businesses in the electronics, information technology, transportation and real estate sectors. Mr. Lee joined Al Yousuf, LLC as a managing director in December 2009. From September 2009 to October 2009, Mr. Lee was president and chief operating officer of Phoenix Cars, LLC, an Al Yousuf, LLC entity that in September 2009 acquired assets from Phoenix MC, Inc., a developer of electric vehicles which filed for Chapter 11 bankruptcy in April 2009.  From February 2009 to August 2009, Mr. Lee was the president and chief operating officer of Phoenix MC, Inc. Mr. Lee joined Phoenix MC, Inc. in January 2008 as its executive vice president, and he served as its executive vice president and chief operating officer from March 2008 to February 2009. Prior to Phoenix MC, Inc., Mr. Lee worked at Rapiscan Systems, a developer, manufacturer and distributor of x-ray, gamma-ray and computed tomography products. Mr. Lee was vice president of strategic planning at Rapiscan from February 2006 to December 2007. Mr. Lee joined Rapiscan as the head of its government contracts and proposals group in October 2003.

Mr. Lee earned a bachelor of arts degree from Brown University and a juris doctorate degree from the King Hall School of Law at University of California Davis.

Specific Qualifications
Mr. Lee was appointed to the Board pursuant to a covenant in the Stock Purchase and Settlement Agreement with Al Yousuf, LLC.  Pursuant to the covenant, the Board of the Corporation is required, except where legal or fiduciary duties would require otherwise, to appoint two persons to the Board nominated by Al Yousuf.

Pierre Lortie

Age:	63
Director Since:	2006
Committees:	Member of Audit Committee and Member of Compensation, Corporate Governance and Nominations Committee

Principal Occupation:	Senior Business Advisor to Fraser Milner Casgrain LLP

Experience:
Since May 2006, Mr. Lortie has served as senior business advisor to Fraser Milner Casgrain LLP, one of Canada's leading full service business law firms serving both Canadian and international clients.  From June 2004 to December 2005, Mr. Lortie was the president of the Transition Committee of the Agglomeration of Montreal.  Since April 2004, Mr. Lortie has also served as the president of G&P Montrose, a management consulting company.  Mr. Lortie worked at Bombardier from April 1990 to December 2003, where he served as president and chief operating officer of Bombardier’s transportation, capital, international and regional aircraft aerospace groups.  Mr. Lortie has held several positions in the technology field, including chairman of the Centre for Information Technology Innovation and vice chairman of Canada’s National Advisory Board on Science and Technology.  Mr. Lortie was a representative of the Prime Minister of Canada on the APEC Business Advisory Council from 1999 to 2004.   Mr. Lortie was appointed Member of the Order of Canada in 2001.

A professional engineer, Mr. Lortie holds a bachelor’s degree in applied sciences in engineering physics from Université Laval, a degree in applied economics from the Université de Louvain, Belgium, and a master of business administration degree with honors from the University of Chicago.  Additionally, he has received the honorary degree of doctorate honoris causa from Bishop’s University.

Other Directorships
Group Canam (TSX-V: CAM), a company that designs and fabricates construction products and solutions (2004 to present), Dynaplas, engaged in precision injection moulding manufacturing for the automotive industry (2005 to present), and Consolidated Thompson Iron Mines Ltd. (TSX: CLM), an iron ore mining company (August 2009 to present).

Specific Qualifications
Mr. Lortie’s nomination is based on his strength and experience in business strategy, his leadership experience as President and COO of Bombardier’s transportation, international and regional aircraft aerospace groups and his international experience.

Robert G. van Schoonenberg

Age:	63
Director Since:	2008
Committees:	Member of Audit Committee and Member of Compensation, Corporate Governance and Nominations Committee

Principal Occupation:	Chairman and Chief Executive Officer of BayPoint Capital Partners LLC

Experience:
Since January 2008, Mr. van Schoonenberg has been chairman and chief executive officer of BayPoint Capital Partners LLC a private equity/advisory firm in Newport Beach, California.  From 1981 through December 2008, Mr. van Schoonenberg served as executive vice president, chief legal officer and secretary to the Board of Avery Dennison Corporation (NYSE: AVY).  Prior to joining Avery Dennison Corporation in 1981, he was at Gulf Oil Corporation as a member of the corporate general counsel’s staff since 1974.  Mr. van Schoonenberg is a trustee of the Southwestern University Law School.  Mr. van Schoonenberg is past director of the University of Wisconsin Graduate School of Business Advisory Board.  He served in the United States Army, military intelligence, in Munich, Germany.

His educational background includes a bachelor’s degree in economics from Marquette University, a master of business administration degree in finance from the University of Wisconsin and a juris doctorate from the University of Michigan.

Other Directorships
Guidance Software, Inc. (NASDAQ: GUID), a forensic data acquisition and analysis software company (January 2008 to Present); Ryland Group, Inc. (NYSE:RYL), a homebuilder and mortgage lending company (July 2009 to Present); and Premiere Entertainment LLC, a private broadcast production company specializing in live red carpet event coverage, music events and product launches for internet exhibition, satellite distribution and cell phone licensing (March 2008 to Present).

Specific Qualifications
Mr. van Schoonenberg’s nomination is based on his extensive international business and legal experience, his knowledge of and experience in the technology market and his leadership experience with both public and private boards of directors.

Executive Officers

The executive officers of the Company are Terry M. Copeland, John C. Fallini, Bruce J. Sabacky, Stephen A. Balogh, C. Robert Pedraza and Daniel Voelker.  Information regarding Dr. Copeland is presented in “Directors” immediately above.  Certain information regarding Messrs. Fallini, Sabacky, Balogh, Pedraza and Voelker follows.

John C. Fallini

Age:	61
Principal Occupation:	Chief Financial Officer and Secretary of the Company

Experience:
Mr. Fallini joined the Company in April 2008 as the Chief Financial Officer and was appointed as Secretary of the Company in February 2009. Prior to joining the Company, Mr. Fallini served as the chief financial officer for Alloptic, Inc., a private corporation that produces passive optical network access equipment for the telecommunications and cable TV industries, from January 2007 to April 2008.  From March 2003 through January 2007, Mr. Fallini was an independent consultant specializing in financial services and providing interim CFO support to companies in a number of different industries.  From 2000 through 2003, Mr. Fallini served as the chief financial officer for Informative, Inc., a private corporation that sold customer voice management software that allowed real time dialogue with customers via the internet.  From 1998 to 2000 Mr. Fallini served as the chief operating officer of Butterfields, the fourth largest fine arts auctioneer in the world, and from 1976 to 1998 Mr. Fallini served in a variety of management positions with Pacific Bell in both the regulated and deregulated sides of the company.

Mr. Fallini obtained a bachelor of science degree in engineering and applied science from the University of California, Los Angeles and a master of business administration degree in finance with high honors from Oklahoma City University.

Bruce J. Sabacky

Age:	59
Principal Occupation:	Chief Technology Officer of the Company

Experience:
Dr. Sabacky was appointed was appointed Chief Technology Officer of the Company in June 2006.   Dr. Sabacky was appointed Vice President of Research and Engineering for Altairnano, Inc., the operating subsidiary through which the Company conducts its nanotechnology business, in October 2003.  Dr. Sabacky joined Altairnano, Inc. in January 2001 as Director of Research and Engineering.  Prior to that, he was the manager of process development at BHP Minerals Inc.’s Center for Minerals Technology from 1996 to 2001, where he was instrumental in developing the nanostructured materials technology.  Dr. Sabacky was the technical superintendent for Minera Escondida Ltda. from 1993 to 1996 and was a principal process engineer with BHP from 1991 to 1993.  Prior to that, he held senior engineering positions in the minerals and metallurgical industries.

Dr. Sabacky obtained a bachelor of science and a master of science degree in metallurgical engineering from the South Dakota School of Mines and Technology and a doctor of philosophy degree in materials science & mineral engineering with minors in chemical engineering and mechanical engineering from the University of California, Berkeley.

Stephen A. Balogh

Age:	63
Principal Occupation:	Vice President of Human Resources for the Company

Experience:
Mr. Balogh joined the Company as Vice President, Human Resources in July 2006.  In 2001, Mr. Balogh founded PontusOne, providing executive search and consulting services to technology companies, where he continued to work through 2007. Before founding PontusOne, Mr. Balogh was a managing partner of David Powell, Inc., a Silicon Valley based executive search firm from 1997 to 2001. Previously, Mr. Balogh served more than twenty three years in various managerial positions at Raychem Corporation, a multibillion-dollar, international material science company.  In his last position, he served as Raychem’s corporate vice president of human resources from 1990 through 1996. From 1984 to 1990 at Raychem, Mr. Balogh was general manager for Chemelex, a worldwide division of Raychem. His extensive global business experience with Raychem includes expatriate assignments in both Brussels and Paris.

Mr. Balogh holds a bachelor of science degree and a Dean’s Certificate of Advanced Engineering Study in chemical engineering from Cornell University and a masters of business administration degree from the Stanford Graduate School of Business.

C. Robert Pedraza

Age:	48
Principal Occupation:	Vice President of Corporate Strategy for the Company

Experience:
Mr. Pedraza joined the corporation in July 2005 as Vice President - Strategy and Business Development.  He was then appointed as Vice President, Corporate Strategy in June 2008.  Mr. Pedraza founded Tigré Trading, an institutional equity trading boutique which facilitated transactions for hedge funds and assisted in fund raising from July 2002 through May 2005. Prior to that Mr. Pedraza held senior sales roles with Fidelity Investments Institutional Services Company, Alliance Capital Management L.P., Compass Bancshares, Inc. and Prudential-Bache Securities, Inc.  Mr. Pedraza received his bachelor’s degree in business and economics from Lehigh University where he was a recipient of the Leonard P. Pool Entrepreneurial Scholarship. He also completed the Graduate Marketing Certificate Program at the Southern Methodist University Cox School of Business.

Daniel S. Voelker

Age:	57
Principal Occupation:	Vice President of Engineering & Operations for the Company

Experience:
Mr. Voelker joined the Company as Vice President, Operations for Power & Energy Systems in April 2008, and was promoted to Vice President, Engineering & Operations in November 2008.  Mr. Voelker was the vice president of business development and sales for Wes-Tech Automation Solutions, a systems integration business supplying the automotive industry, where he also served as the vice president of operations during his employment from June 2004 through April 2008.  From May 1999 through June 2004, Mr. Voelker served DT Industries, Inc in several key leadership roles, including director of engineering, director of program management, and finally as the general manager of DT’s Chicago operation.  From November 1982 through April 1999, Mr. Voelker served Duracell in increasing levels of responsibility during more than sixteen years with the company.  His job responsibilities included project engineer, systems engineering manager, plant engineering manager for Duracell’s lithium manufacturing operation, and director of equipment engineering for Duracell world-wide.  He played a key role in Duracell product launches of lithium battery products and lithium plant startup, the on-cell battery tester, ultra alkaline batteries, as well as key capacity expansion initiatives for alkaline batteries globally.

Mr. Voelker graduated from the University of Nebraska with a bachelor’s degree in mechanical engineering.

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information with respect to beneficial ownership of common shares as of April 1, 2010 by the named executive officers (as defined below) of the Corporation, by each of the directors of the Corporation, by all current executive officers and directors of the Corporation as a group and by each person known to the Corporation to beneficially own 5% or more of the outstanding common shares.  The “named executive officers” are the Corporation’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers for 2009.  Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to the common shares identified as beneficially owned.  The Corporation is not aware of any arrangements, the operation of which may at a subsequent date result in a change in control.

Title of Class	Name of Officer or Director	Amount and Nature of Beneficial Ownership (1)	Percentage of Class (2)
Common	Terry M. Copeland (Chief Executive Officer and Director)	271,887(3)	*
Common	John C. Fallini (Chief Financial Officer and Secretary)	107,000(4)	*
Common	Bruce J. Sabacky (Vice President and Chief Technology Officer)	247,690(5)	*
Common	Stephen A. Balogh (Vice President, Human Resources)	248,768(6)	*
Common	Daniel Voelker (Vice President, Engineering and Operations)	75,000(7)	*
Common	Jon N. Bengtson (Director)	111,603	*
Common	Hossein Asrar Haghighi (Director)	None(8)	N/A
Common	George E. Hartman (Director)	187,903(9)	*
Common	Pierre Lortie (Director)	109,495(10)	*
Common	Robert G. van Schoonenberg (Director)	101,862(11)	*
Common	Alexander lee	None	N/A

Common	All Directors and Officers as a Group (13 persons)	1,693,171(12)	1.6%

Title of Class	Name and Address of 5% Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Common	Al Yousuf, LLC	20,211,132(13)	19.2%

*	Represents less than 1% of the outstanding common shares.

(1)
Includes all common shares issuable pursuant to the exercise of options and warrants that are exercisable within 60 days of April 1, 2010.  Does not include any common shares subject to options that are not exercisable within 60 days of April 1, 2010 or subject to options that vest only upon the occurrence of events, such as a rise in the market price of the common shares, outside of the control of the optionee.

(2)
Based on 105,400,728 common shares outstanding as of April 1, 2010.  common shares underlying options, warrants or other convertible or exercisable securities are, to the extent exercisable within 60 days of April 1, 2010, deemed to be outstanding for purposes of calculating the percentage ownership of the owner of such convertible and exercisable securities, but not for purposes of calculating any other person’s percentage ownership.

(3)	Includes 262,500 common shares subject to options granted to Mr. Copeland pursuant to the 2005 Plan.
(4)	Includes 100,000 common shares subject to options granted to Mr. Fallini pursuant to the 2005 Plan.
(5)	Includes 25,000 common shares subject to options granted to Mr. Sabacky pursuant to the 1998 Plan and 209,574 common shares subject to options granted to Mr. Sabacky pursuant to the 2005 Plan.
(6)
Includes 206,963 common shares subject to options granted to Mr. Balogh pursuant to the 2005 Plan.  Includes 23,000 common shares owned by Linda Balogh, the spouse of Mr. Balogh and 8,505 common shares held in a family trust.

(7)	Includes 75,000 common shares subject to options granted to Mr. Voelker pursuant to the 2005 Plan.
(8)
As an employee of Al Yousuf LLC, Mr Haghighi assigns any common shares subject to options or common share awards earned in connection with his Director’s seat to Al Yousuf LLC.  As such, Mr Haghighi does not have voting or disposition rights over the common shares awarded to him.

(9)	Includes 75,000 common shares subject to options granted to Mr. Hartman pursuant to the 1998 Plan. Includes 500 common shares owned by Julie Bredin, the spouse of Mr. Hartman.
(10)	Includes 18,333 common shares subject to options granted to Mr. Lortie pursuant to the 2005 Plan.
(11)	Includes 34,407 common shares held by a family trust.
(12)
Includes 100,000 common shares subject to options granted to officers and directors pursuant to the 1998 Plan and 1,094,887 common shares subject to options granted to officers and directors pursuant to the 2005 Plan.

(13)	Information is based solely on a Form 4 filed by Al Yousuf, LLC on June 26, 2009 disclosing a total of 20,211,132 common shares beneficially owned.

Certain Relationships and Related Transactions

Since the beginning of 2009, the Corporation had no transactions required to be discussed under this heading.

Compensation, Nominating and Governance Committee

The Compensation, Nominating and Governance Committee discharges the Board’s responsibilities relating to compensation of the Corporation’s directors and officers, oversees and monitors the Corporation’s management in the interest and for the benefit of the stockholders and assists the Board by identifying and recommending individuals qualified to become directors.  The Compensation, Nominating and Governance Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Corporation.

Committee Membership and Independence

The members of the Compensation, Nominating and Governance Committee as of the date of this Circular are Pierre Lortie (Chair), Alexander Lee, and Robert van Schoonenberg, each of whom is independent under NASDAQ’s listing standards.  On December 17, 2009, Mr. Alexander Lee was appointed to the Compensation, Nominating and Governance Committee.  The Compensation, Nominating and Governance Committee met four times during 2009, three times in person and one time by telephone.

The charter governing operations of the Compensation, Nominating and Governance Committee was adopted in April 2004 and updated in February 2007, and is available at the Corporation’s website at www.altairnano.com under “Investors” - “Governance.”

Nomination of Directors

The purpose of the Compensation, Nominating and Governance Committee related to nomination of directors and corporate governance matters is (i) to recommend to the Board the slate of director nominees for election to the Corporation’s Board, individuals to fill Board vacancies occurring between annual meetings of stockholders, and individuals for nomination as members of the standing committees of the Board, and (ii) to develop and recommend to the Board a set of corporate governance principles applicable to the Corporation.

In identifying nominees for directors, the Compensation, Nominating and Governance Committee takes into consideration such factors as it deems appropriate.  These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, relationship of work experience and education to the current and proposed lines of business of the Corporation, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any committees of the Board, and the extent to which the candidate satisfies any objective requirements (such as residence, independence or expertise requirements) applicable to the Board or any committees of the Board.  The Compensation, Nominating and Governance Committee considers candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders and may, but is not required to, consider candidates proposed by management.

Board Diversity

In identifying nominees, the Compensation, Nominating and Governance Committee does not have a formal policy regarding the consideration of gender, race, sexual preference, religion and other traits typically associated with the term “diversity.”  As described in “Nomination for Directors” above, the Compensation, Nominating and Governance Committee considers it important that the Board be composed of directors with a diverse range of experience, areas of expertise and skills, but has not adopted any formal policy.

Shareholder Suggestions for Nominees and Communications with the Board

The Board will consider director candidates recommended by shareholders. Such recommendations should include the name, age, address, telephone number, principal occupation or employment, background and qualifications of the nominee and the name, address and telephone number of and number of common shares owned by the shareholder making the recommendation.  Recommendations should be sent to the Secretary of the Corporation at the address first set forth above. Candidates submitted by shareholders in accordance with the policies set forth in the most recent proxy statement delivered to shareholders are considered under the same standards as nominees recommended by other persons.

Shareholders may send communications to the Board or to specified individual directors by mailing such communications to the Secretary of the Corporation at the address of the Corporation first set forth above and indicating that such communications are for the Board or specified individual directors, as appropriate.  All communications received by mail are forwarded to the directors to which they are addressed unless the communications contain information substantially similar to that forwarded by the same shareholder, or an associated shareholder, within the past 90 days.

Compensation, Nominating and Governance Committee Interlocks and Insider Participation

The current members of the Compensation, Nominating and Governance Committee are Pierre Lortie (Chair), Alexander Lee, and Robert van Schoonenberg.   On June 3, 2009, Michel Bazinet ceased being a Director or member of the Compensation, Nominating and Governance Committee.  On December 17, 2009, Eqbal Al Yousuf ceased being a Director or member of the Compensation, Nominating and Governance Committee. Prior to June 3, 2009, the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), Eqbal Al Yousuf, Robert van Schoonenberg and Michel Bazinet.  Between June 3, 2009 and December 17, 2009 the members of the Compensation, Nominating and Governance Committee were Pierre Lortie (Chair), Eqbal Al Yousuf and Robert van Schoonenberg. On December 17, 2009, Mr. Alexander Lee was appointed to the Compensation, Nominating and Governance Committee.  None of Messrs. Lortie, Al Yousuf, Bazinet, van Schoonenberg or Lee, is currently, or has formerly been, an officer or employee of the Corporation or any of its subsidiaries.  The Corporation had no relationship during 2009 requiring disclosure under Item 404 of Regulation S-K with respect to any of the persons who served on the Compensation, Nominating and Governance Committee during 2009.

Compensation Discussion and Analysis

Pursuant to Item 402(b) of Regulation S-K promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), the following discussion is meant to provide an overview of the material elements of the Corporation’s compensation policy (the “Compensation Policy”).  The following discussion is meant to be a principle-based discussion of the Corporation’s compensation policies and provide context to the tables that follow.  Specific reference to disclosures in the compensation tables will be discussed in narrative descriptions following the respective compensation tables.

Compensation Philosophy

The objectives of our executive officer compensation policy are to attract and retain talented and dedicated executives, to tie compensation to the achievement of specified short-term and long-term performance objectives, and to align executives’ incentives with the creation of shareholder value. The Compensation, Nominating and Governance Committee approves and annually evaluates the Corporation’s compensation policies applicable to, and the performance of, the Corporation’s executive officers, including the Chief Executive Officer, Chief Financial Officer and the other executive officers identified in the Summary Compensation Table on page 41 (referred to as the “named executive officers”).

The following objectives guide compensation decisions:

-	Provide a competitive total compensation package that enables the Corporation to attract and retain key executive talent;
-	Ensure that compensation policies and practices are consistent with effective risk management;
-	Align key elements of compensation with the Corporation’s annual and long-term business strategies and objectives; and
-	Provide a mix of base compensation and performance-based compensation that directly links executive rewards to the performance of the Corporation and shareholder return.

Elements of Executive Compensation

The principal components of compensation for the Corporation’s named executive officers are as follows:

-	Base salary;
-	Annual incentive bonus; and
-	Long-term equity-based incentives, primarily stock options.

Named executive officers are entitled to benefits generally available to all full-time salaried employees of the Corporation.  These benefits include up to 5 weeks per-year of paid time off for medical and vacation leave, subsidized group health plan coverage offered to all salaried employees of the Corporation, and eligibility to participate in the Corporation’s 401(k) Profit Sharing Plan (the “401(k) Plan”), matching contributions under the 401(k) Plan in an amount up to the greater of 50% of the first $2,500 contributed or 3% of the employee’s base salary.  As explained in “Termination and Change of Control Agreements” below, certain named executive officers may be entitled to severance payments in connection with a change of control or termination of their employment.  Other than as described above, the named executive officers are not provided with special benefits or perquisites such as company cars, enhanced medical plans or dental plans.

Determination of Compensation

In order to evaluate the competitiveness and appropriateness of the Corporation’s total compensation and mix of compensation for executive officers, the Compensation, Nominating and Governance Committee reviews data on the base salary, annual incentive bonus and equity-based incentive compensation for various executive positions, as well as the mix of compensation components, of executive officers of a benchmark group of fifteen companies in the alternative energy business sector of reporting public companies with annual revenues of less than $100 million and with a market capitalization of less than $850 million.  Equilar, an independent company,  produces all compensation reports.

In addition to the benchmark company information, in determining the amount of and mix of compensation, the Compensation, Nominating and Governance Committee considers evaluations of the Chief Executive Officer by each of the directors of the Corporation and each of his direct report executives, the recommendations of the Chief Executive Officer and Vice President of Human Resources with respect to officers other than the Chief Executive Officer, the performance of each executive officer against pre-determined business goals and objectives and the potential role of each executive in the strategic plan of the Corporation. Subject to adjustment upward or downward based upon the various evaluations, the Compensation, Nominating and Governance Committee generally targets base compensation and equity-based incentive awards near the median of the benchmark group and targets annual incentive bonus near the 75th percentile of the benchmark group detailed below:

Active Power	Plug Power
Ballard Power Systems	Quantum Fuel Systems Technology
Beacon Power	Raser Technologies
C&D Technologies	Satcon Technology
Capstone Turbine	Ultralife
Comverge	UQM Technologies
Ener1	Valence Technology
Maxwell Technologies

Mix of Compensation

The Compensation, Nominating and Governance Committee believes that a significant percentage of the annual compensation of the named executive officers should be at-risk. During 2009, between approximately 39% and 52% of the named executive officers’ potential annual compensation was dependent upon the achievement of individual and corporate goals.  In addition, stock options granted to the Corporation’s named executive officers for retention and incentive purposes generally vest over a period of four years.

The percentage of compensation at risk increases as the level of position increases, with the top figure in the range set forth above being that of the Corporation’s Chief Executive Officer. This provides additional upside potential and downside risk for senior positions, recognizing that these roles have greater influence on the Corporation’s performance.

Base Salary

Base salaries for the named executive officers are established based on the scope of their responsibilities, their skills and their historical and potential contributions to the Corporation, as well as the compensation paid by benchmarked companies for similar positions. Generally, base salaries are targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at benchmark companies, in line with our compensation philosophy. Base salaries are reviewed annually, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, performance and experience.

The base salaries of the named executive officers for 2009 and as of the date of this Circular are as follows:

Name	2009 Base Salary ($)
Terry M. Copeland, President, Chief Executive Officer	325,000
John C. Fallini, Chief Financial Officer	230,000
Bruce J. Sabacky, Vice President & Chief Technology Officer	225,000
Daniel Voelker, Vice President Engineering and Operations	205,000
Stephen Balogh, Vice President Human Resources	193,800

No adjustments were made to base salaries of the named executive officers during 2009 or, to date, during 2010.

Annual Incentive Bonus

The annual incentive bonus is intended to compensate executives for achieving corporate goals.  One hundred percent of each named executive officer’s annual incentive bonus is contingent upon the Corporation achieving pre-determined financial and operational goals.

Decisions with respect to annual incentive bonus are made after the end of each fiscal year.  At the beginning of each year, the Compensation, Nominating and Governance Committee sets annual performance goals, a target and maximum incentive bonus amount, and a formula for determining the amount, if any, of the bonus each executive officer is entitled to receive.  Annual incentive bonuses are paid 60% in cash and 40% in common shares.  For purposes of determining the number of common shares an employee is issued as part of a stock bonus, the Corporation uses the volume weighted average market value of the Corporation’s common shares for the applicable fiscal year.  The Compensation, Nominating and Governance Committee reserves the right to award annual incentive bonuses above or below formula-determined amounts as it deems appropriate.

Targets and Results for 2009. During 2009, each named executive officer was eligible for target annual incentive bonuses ranging from 60% to 80% of his base salary, depending on his position.  Of these amounts, 100% was tied to the achievement of corporate goals as follows: a total revenue goal of $11.4 million  (25% weighting), a cash balance of $3 million, net of any cash raised from new issuances of shares or other securities, at December 31, 2009 target (40% weighting), an order backlog of $40 million (30% weighting) and a safety OSHA incidence rate of 4.95 (5% weighting), all in line with the Corporation’s board-approved budget.  The Compensation, Nominating and Governance Committee reserved the discretion to award, or to deny, annual incentive bonuses whether or not performance targets were achieved, as it deemed appropriate.  Decisions with respect to incentive bonuses for 2009 were made at a meeting of the Compensation, Nominating and Governance Committee based upon year-end information on February 11, 2010.  Pursuant to the formula included in the 2009 incentive plan, the Compensation, Nominating and Governance Committee determined that no named executive officer was entitled to a bonus for 2009.

Targets for 2010 Results.  For 2010, each named executive officer is eligible for target annual incentive bonuses ranging from 60% to 80% of his base salary, depending on his position.  Of these amounts, 100% is tied to the achievement of corporate goals as follows: a total revenue goal (40% weighting), a current asset balance at December 31, 2010 target (25% weighting), an order backlog (30% weighting) and a safety OSHA incidence rate (5% weighting), all in line with the Corporation’s board-approved budget.  The incentive bonus is triggered when 100% of the corporate goals are achieved, and the amount of the bonus and increases linearly from 100% to 150% of target bonus for 100% to 125% performance.  The Compensation, Nominating and Governance Committee reserves the discretion to award, or to deny, annual incentive bonuses whether or not performance targets are achieved, as it deems appropriate.  Decisions with respect to incentive bonuses for 2010 will be made by the Compensation, Nominating and Governance Committee based upon year-end information.

Name	Minimum/Target Incentive Bonus Opportunity (payout as a % of base salary)	Maximum Incentive Bonus Opportunity (payout as a % of base salary)
Terry M. Copeland, President, Chief Executive Officer	80	120
John C. Fallini, Chief Financial Officer	60	90
Bruce J. Sabacky, Vice President & Chief Technology Officer	60	90
Stephen Balogh, Vice President Human Resources	60	90
Daniel Voelker, Vice President Engineering and Operations	60	90

Bonuses are paid 60% in cash and 40% in common shares for each named executive officer.

Long-Term Equity-Based Incentives

The Corporation’s 2005 Stock Incentive Plan (Amended and Restated) (the “2005 Plan”) was adopted at the Corporation’s Annual Meeting of Shareholders in May 2005 and amended and restated in 2007 to increase the number of eligible shares. Under the 2005 Stock Plan, the Corporation is authorized to issue equity-based awards, including stock options, stock bonuses, restricted stock, stock appreciation rights, and performance-based awards, with respect of up to 9,000,000 common shares.  Each of the Compensation, Nominating and Governance Committee and the Board has joint authority to grant awards under the 2005 Plan.

The Corporation had previously authorized its 1998 Stock Option Plan, under which an aggregate of 181,500 awards continue to be outstanding as of April 1, 2010; however, awards can no longer be granted under this plan.

The Corporation’s long-term equity-based incentive program is focused on rewarding performance that enhances shareholder value. The program involves the periodic grant of options to purchase common shares in order to provide executive officers with the opportunity to purchase an equity interest in the Corporation and to share in the appreciation of the value of the Corporation’s common shares.

The Compensation, Nominating and Governance Committee periodically considers whether or not to grant additional stock options in order to maintain the overall competitiveness of the Corporation’s compensation package for each named executive officer and to ensure that executives, particularly executives whose other stock options have vested and/or been exercised, have an incentive to remain with the Corporation long term and to increase shareholder value.  Factors weighed in determining whether to make, and the amount of, these grants include the above-described review of benchmark compensation data and assessment of past performance, retention considerations, information regarding each named executive officer’s existing equity and stock option ownership, potential shareholder dilution and the expense to the Corporation pursuant to Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“FASB ASC Topic 718”). Such options generally have an exercise price equal to the market price on the date of grant or the market price on the date of grant plus a premium over that price, a 10-year term and vest over a four-year term.  All options granted in 2009 and 2010 to date had an exercise price equal to the greater of (a) 110% of closing market price on the date of grant, and (b) $1.10.

In addition, from time to time stock option grants are made to newly hired employees based on their level of responsibility and competitive practices.

Annual Grants. Terry Copeland was awarded an annual grant of options to purchase 400,000 common shares at an exercise price of $1.10 on January 15, 2010.  All options have a 10-year term and vest 25% per year on the anniversary date of the respective grant.

The other named executive officers were granted annual stock options to purchase an aggregate of 400,000 common shares at an exercise price of $1.10 per share on January 15, 2010.  The individual annual stock option grants are: Stephen Balogh (90,000 shares); John Fallini (110,000 shares); Bruce Sabacky (90,000 shares), and Daniel Voelker (110,000 shares).  The options have a 10-year term and vest 25% annually over a four-year period.

As a matter of best practice, we will continue to monitor our compensation program to ensure that it continues to align the interests of our executives with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Compensation Adjustments

The Corporation may increase or, subject to contractual or other restrictions decrease an executive’s overall compensation at any time during any fiscal year after considering several factors, including level and scope of responsibilities, contribution to overall corporate performance and achievement of personal goals and objectives.

The Compensation, Nominating and Corporate Governance Committee determined that it was appropriate to review and adopt certain compensation practices that discourage unnecessary or excessive risk taking, such as a recoupment or “clawback” policy.  In February 2010, our Compensation, Nominating and Corporate Governance  Committee approved a recoupment policy under which our Compensation Committee has the sole and absolute authority, to the full extent permitted by applicable law, to require that each executive officer agree to reimburse the Corporation for all or any portion of any  annual incentive bonus  if:

(1) the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a material financial restatement,

(2) in the view of our Compensation, Nominating and Governance Committee, the executive engaged in fraud or misconduct that caused or partially caused the need for a material financial restatement by us, and

(3) a lower payment would have occurred based upon the restated financial results.

In each such instance, we will, to the extent practicable and allowable under applicable laws, require reimbursement of any bonus in the amount by which the executive’s annual bonus for the relevant period exceeded the lower payment that would have been made based on the restated financial results, provided that we will not seek to recover bonuses paid more than one year prior to the date the need for such material financial restatement is determined.

Termination and Change-of-Control Agreements

Severance Provisions in Employment Agreements.  The employment agreements of all of the named executive officers provide for termination and change of control benefits as follows:

If the officer’s employment is terminated by the officer for good reason, which includes, among other things, (a) the Corporation requiring the officer to relocate his place of employment without the officer’s consent, or (b) a material adverse change in the officer’s title, position, and/or duties 90 days before or within one year after a change of control, the officer is entitled to a severance benefit equal to his base salary and health benefits for one year.  This one-year base salary severance benefit will be extended to 16 months if either the officer was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or the officer later consents to a relocation of his employment and the termination occurs within two years of such voluntary relocation.

If the officer’s employment is terminated by the Corporation without cause, the officer is entitled to a severance benefit equal to his base salary for one year, health benefits for 18 months, and a lump sum bonus payment equal to the product of (a) 60% of his base salary paid for the year in which his termination occurred, multiplied by (b) a fraction, the numerator of which is the number of days that have elapsed during the then-current calendar year and the denominator of which is 365. The one-year base salary severance benefit will be extended to 16 months if either the officer was required to relocate more than 50 miles in order to commence employment and the termination occurs within two years of commencement of employment, or the officer later consents to a relocation of his employment and the termination occurs within two-years of such voluntary relocation.

The officer is not entitled to any severance if his employment is terminated at any time by the Corporation with cause or by the officer without good reason.

Dr. Copeland’s current base salary is $325,000 per year; Mr. Fallini’s current base salary is $230,000 per year; Mr. Voelker’s current base salary is $205,000 per year; Mr. Balogh’s current base salary is $193,800 per year; and Mr. Sabacky’s current base salary is $225,000 per year.

Acceleration of Vesting of Options.  The employment agreements of each of the named executive officers requires that all options and other equity awards granted to the named executive officer provide that the award immediately vests as of the effective date of a “Change of Control Event”.  A “Change of Control Event” is defined in the agreement to mean (a) any capital reorganization, reclassification of the capital stock of the Corporation, consolidation or merger of the Corporation with another corporation in which the Corporation is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of the Corporation), (b) the sale, transfer or other disposition of all or substantially all of  the Corporation’s assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding common shares.

The following table provides information relating to the number of options that are unvested as of December 31, 2009 that would vest immediately for each named executive officer if a change in control event were to have occurred as of December 31, 2009:

Name	Number of Securities Underlying Unvested Options that Would Vest Upon a Change in Control
Terry Copeland, President, Chief Executive Officer and Director	462,500
John C. Fallini, Chief Financial Officer	212,500
Bruce J. Sabacky, Vice President & Chief Technology Officer	156,250
Stephen Balogh, Vice President Human Resources	148,750
Daniel Voelker, Vice President Engineering and Operations	237,500

Explanation of Change of Control Policies.  The Compensation, Nominating and Governance Committee believes that providing a reasonable severance arrangement tied to termination without cause is essential to attracting and retaining talented executive officers.  In addition, the Compensation, Nominating and Governance Committee believes that the severance arrangements provided to certain of its named executive officers serve the best interests of the Corporation and its shareholders by ensuring that, if a hostile or friendly change of control is under consideration, its executives will feel secure enough about their post-transaction financial future that they will advise the Board about the potential transaction without consideration, or with lessened consideration, of any adverse effect of the transaction on their future employment and compensation.  The Compensation, Nominating and Governance Committee believes that its inclusion of a “double trigger,” i.e. both a change of control and a subsequent termination or adverse action, is appropriate because it reasonably balances the needs of the executive and of the Corporation.  The provision protects the executive if his status is changed following a change of control but protects the Corporation and its successors because it does not provide for severance payments if the Corporation or successor permits the employee to remain in the same position in the same place.   The Corporation has no other severance agreements in place with its named executive officers.

Stock Ownership Guidelines

Our stock ownership guidelines (effective January 1, 2010) are designed to encourage our named executive officers and non-employee directors to achieve and maintain an equity stake in the Corporation and more closely align his or her interests with those of our stockholders.

Upon recommendation of the Compensation, Nominating and Governance Committee, the Board has adopted stock ownership guidelines for directors.  Under these guidelines, non-employee directors are required to own, within one year of becoming a director, a number of common shares equal to at least 20,000 shares.  Shares counted towards this guideline include any shares held by the director directly or through a broker, including shares vested under restricted stock grants.

The Board also has adopted, on recommendation of the Compensation, Nominating and Governance Committee, stock ownership guidelines applicable to the Corporation’s executive officers.  Under these guidelines, the Corporation’s Chief Executive Officer is expected to hold an investment level of at least 25,000 common shares and other executive officers are expected to hold at least 15,000 common shares.  Executives are expected to comply with these guidelines within three years.

The proposed Consolidation will reduce the number of shares required to be owned by our named executive officers and non-employee directors in proportion to the consolidation ratio determined by the Board within the limits set forth in the Consolidation Resolution.

In addition, the guidelines include retention requirements for stock option exercises under which executives must retain certain common shares acquired upon exercise of a stock option.  Executive officers who do not yet satisfy the ownership guidelines must retain 50% of the shares acquired on exercise remaining after the sale of shares sufficient to cover the exercise price of the option and taxes.

An annual review will be conducted by the Compensation, Nominating and Governance Committee to assess compliance with the guidelines and to review the guideline policy.

Role of Executive Officers in Determining Executive Pay

The Compensation, Nominating and Governance Committee makes all decisions with respect to base compensation, annual incentive compensation and the award of stock options to the executive officers of the Corporation, including all named executive officers.  Such authority may not be delegated to another person other than, as appropriate, the entire Board.

At the end of each fiscal year, the Corporation’s Vice President of Human Resources and Chief Executive Officer are responsible for evaluating the performance of each named executive officer (and other officers) against corporate and individual performance objectives and for submitting a report to the Compensation, Nominating and Governance Committee detailing the results of their evaluations.  In connection with this report, each of the Vice President of Human Resources and Chief Executive Officer make recommendations to the Compensation, Nominating and Governance Committee with respect to compensation matters related to the prior year, including employee-specific recommendations but not with respect to himself.  In addition, each of the two officers makes recommendations to the Compensation, Nominating and Governance Committee with respect to compensation matters related to the upcoming year, including employee-specific recommendations (but not with respect to himself) and strategic and design recommendations.  The Compensation, Nominating and Governance Committee considers these recommendations, and the report of these officers, among other factors by the Compensation, Nominating and Governance Committee as it makes prior-year and coming-year compensation decisions.

Compensation Consultant

The Compensation, Nominating and Governance Committee retains Radford, an AON Consulting Corporation (“Radford”) to provide ongoing advice and information regarding design and implementation of the Corporation’s executive compensation programs.  Radford also provides information and updates to the Compensation, Nominating and Governance Committee about regulatory and other technical developments that may affect the Corporation’s executive compensation programs.  In addition, Radford provides the Committee with competitive market information, analyses and trends on base salary, short-term incentives and long-term incentives.

The Compensation, Nominating & Governance Committee believes that Radford provides candid, direct and objective advice to the Committee, which is not influenced by any other services provided by Radford.  To ensure independence:

●	the Compensation, Nominating & Governance Committee directly hired and has the authority to terminate Radford;
●	Radford is engaged by and reports directly to the committee chair;
●	Radford has direct access to all members of the Compensation, Nominating & Governance Committee during and between meetings; and
●
interactions between Radford and management generally are limited to discussions on behalf of the Compensation, Nominating & Governance Committee and information presented to the committee for approval.

Neither Radford, nor any of its affiliates, provides any other services to the Corporation.

Tax and Accounting Considerations

Accounting Treatment

The Corporation previously adopted Standard of Financial Accounting Standards No. 123(R), Share-Based Payment (as well as its successor, Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board), which requires companies to expense the costs of stock-based compensation in their financial statements.  Accordingly, the Corporation began recording stock-based compensation expense in the income statement in 2006.  The fair value of each award is estimated on the date of grant, using the Black-Scholes option-pricing model.  Once the fair value of each award is determined, it is expensed in the income statement over the vesting period.

Deductibility of Executive Compensation

Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the “Code”), imposes a $1 million annual limit on the amount that a public company may deduct for compensation paid during a tax year to the company’s Chief Executive Officer or to any of the company’s four other most highly compensated executive officers who are still employed at the end of the tax year.  The limit does not apply to compensation that meets the requirements of Code Section 162(m) for “qualified performance-based” compensation (i.e., compensation paid only if the executive meets pre-established, objective goals based upon performance criteria approved by the company’s shareholders).

The Compensation, Nominating and Governance Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code.  In certain situations, the Compensation, Nominating and Governance Committee may approve compensation that will not meet the requirements of Code Section 162(m) in order to ensure competitive levels of total compensation for its executive officers. Stock option grants in 2008 and 2009 were intended to constitute “qualified performance-based compensation” under Section 162(m); however, the Corporation’s 2009 annual performance bonus would not have been, and the Corporation’s 2010 annual performance bonus will not be, “qualified performance-based compensation” because the Corporation does not have shareholder-approved performance criteria for its cash incentive plan.   In 2009, none of the named executive officers, received base pay, annual bonus and other compensation in an amount in excess of the $1 million deduction limit.

Compensation, Nominating and Governance Committee Report

The Compensation, Nominating and Governance Committee has reviewed and discussed the Compensation Discussion & Analysis section included in this Management Proxy Circular with management.  Each member of the Compensation, Nominating and Governance Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts from which the Compensation, Nominating and Governance Committee receives information, and (ii) the accuracy of the financial and other information provided to the Compensation, Nominating and Governance Committee by such persons, professionals or experts absent actual knowledge to the contrary.

Based upon that review and related discussions, the Compensation, Nominating and Governance Committee recommends to the Corporation’s Board that the Compensation Discussion & Analysis contained herein be included in this Circular and Proxy Statement.

COMPENSATION, NOMINATING AND GOVERNANCE COMMITTEE

Pierre Lortie, Chair
Alexander Lee
Robert van Schoonenberg

April 15, 2010

Executive Compensation

(a)  Summary Compensation Table

The following table provides details with respect to the total compensation of the Corporation’s named executive officers during the years ended December 31, 2009, 2008 and 2007:

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards (1) ($) (f)	Non- Equity Incentive Plan Compen- sation (2) ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation (3) ($) (i)	Total ($) (j)
Terry Copeland, President, Chief Executive Officer and Director	2009	325,000	Nil	Nil	229,057	Nil	Nil	9,750	563,807
	2008	322,302	Nil	Nil	373,451	Nil	Nil	6,750	702,503
	2007	*	*	*	*	*	*	*	*
John C. Fallini, Chief Financial Officer	2009	230,006	Nil	Nil	83,294	Nil	Nil	Nil	313,300
	2008	167,197	Nil	Nil	232,029	Nil	Nil	3,715	402,941
	2007	*	*	*	*	*	*	*	*
Bruce J. Sabacky, Vice President & Chief Technology Officer	2009	225,000	Nil	Nil	83,294	Nil	Nil	6,750	315,044
	2008	225,001	Nil	Nil	199,232	Nil	Nil	6,750	430,983
	2007	190,847	12,245(4)	54,847	168,005	67,606	Nil	5,700	499,250
Stephen Balogh, Vice President Human Resources	2009	192,123	Nil	Nil	83,294	Nil	Nil	5,814	281,231
	2008	192,868	Nil	Nil	131,300	Nil	Nil	5,814	329,982
	2007	*	*	*	*	*	*	*	*
Daniel Voelker, Vice President Engineering and Operations	2009	205,000	Nil	Nil	166,587	Nil	Nil	6,150	377,737
	2008	*	*	*	*	*	*	*	*
	2007	*	*	*	*	*	*	*	*

* Compensation information not reported because such person was not a named executive officer during this calendar year.

(1)
The amounts in column (f) represents the grant date fair value of the stock option awards determined in accordance with Accounting Standards Codification Topic 718 of the Financial Accounting Standards Board (“FASB ASC Topic 718”) pursuant to the Company’s stock incentive plans.  Assumptions used in the calculation of these amounts are included in Note 11 to the Corporation’s audited financial statements for the year ended December 31, 2009 included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2010 and in Note 11 to the Corporation’s audited financial statements for the year ended December 31, 2008 included in the Corporation’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2009.

(2)	Represents cash portion of annual incentive bonus earned with respect to indicated fiscal year. Bonuses are generally paid in the subsequent fiscal year.
(3)	Reflects value of matching contributions made by the Corporation in connection with the 401(k) Plan.
(4)
Represents discretionary portion of the 2007 bonus awarded to Dr. Sabacky in the form of cash of $6,760 and 1,192 common shares with a value of $5,485 over and above the 98.4% bonus payout level as calculated in accordance with the annual incentive bonus plan as determined by the Compensation, Nominating and Governance Committee.

(b)  Grant of Plan-Based Awards Table

The following table provides details with respect to plan-based awards, if any, granted to the named executive officers during the year ended December 31, 2009:

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units (#) (g)	All Other Option Awards: Number of Securities Under- Lying Options (#) (h)	Exercise or Base Price of Option Awards ($/Sh) (i)	Grant Date Fair Value of Stock and Option Awards ($)(3) (j)
		Target ($) (c)	Maxi- mum ($) (d)	Target (#) (e)	Maxi- mum (#) (f)
Terry Copeland, President, Chief Executive Officer and Director	1/15/09	Nil	Nil	Nil	Nil	Nil	275,000(2)	1.22	229,057
		156,000	234,000	97,687	146,531	Nil	Nil	Nil	Nil
John C. Fallini, Chief Financial Officer	1/15/09	Nil	Nil	Nil	Nil	Nil	100,000(2)	1.22	83,294
		82,802	124,203	51,851	77,776	Nil	Nil	Nil	Nil
Bruce J. Sabacky, Chief Technology Officer	1/15/09	Nil	Nil	Nil	Nil	Nil	100,000(2)	1.22	83,294
		81,000	121,500	50,722	76,083	Nil	Nil	Nil	Nil
Stephen Balogh, Vice President Human Resources	1/15/09	Nil	Nil	Nil	Nil	Nil	100,000(2)	1.22	83,294
		69,768	104,652	43,689	65,533	Nil	Nil	Nil	Nil
Daniel Voelker, Vice President Engineering and Operations	1/15/09	Nil	Nil	Nil	Nil	Nil	200,000(2)	1.22	166,587
		73,800	110,700	46,214	69,320	Nil	Nil	Nil	Nil

(1)
Amounts reflect potential, not actual, bonus amounts calculated based on the 2009 annual incentive bonus plan.  The target was based on achieving 100% of the Corporation performance goal, and the maximum is based on achieving 125% of the Corporation performance goal, which also is the bonus cap.  The named executive officers were not entitled to receive a bonus at a threshold below the target.  No bonus amounts were paid out under the 2009 incentive plan, as targets were not achieved.

(2)
These options were issued in connection with the 2009 annual grant of options.  As such, the vesting terms were set at 25% to vest in 2010, 25% to vest in 2011, 25% to vest in 2012, and 25% to vest in 2013.

(3)	The amounts in column (j) represent the grant date fair value of stock and option awards determined in accordance with ASC 718 “Stock Compensation” pursuant to the Stock Incentive Plans.

(c)  Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2009:

	Option Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Terry Copeland, President, Chief Executive Officer and Director	112,500(1)	37,500(1)	Nil	4.14	11/15/2017
	18,750(2)	56,250(2)	Nil	3.72	1/15/2018
	12,500(3)	37,500(3)	Nil	2.18	4/15/2018
	18,750(4)	56,250(4)	Nil	1.80	7/15/2018
	Nil	275,000(5)	Nil	1.22	1/15/2019
John C. Fallini, Chief Financial Officer	37,500(3)	112,500(3)	Nil	2.18	4/15/2018
	Nil	100,000(5)	Nil	1.22	1/15/2019
Bruce J. Sabacky, Vice President & Chief Technology Officer	25,000(6)	Nil	Nil	4.07	3/25/2015
	21,504(7)	Nil	Nil	3.42	3/10/2016
	40,000(8)	Nil	Nil	3.42	3/10/2016
	10,570(9)	Nil	Nil	2.63	1/15/2017
	75,000(10)	Nil	Nil	2.63	1/15/2017
	18,750(2)	56,250(2)	Nil	3.72	1/15/2018
	Nil	100,000(5)	Nil	1.22	1/15/2019
Stephen Balogh, Vice President Human Resources	20,000(8)	Nil	Nil	3.42	3/10/2016
	50,000(6)	Nil	Nil	2.96	7/26/2016
	4,463(9)	Nil	Nil	2.63	1/15/2017
	75,000(10)	Nil	Nil	2.63	1/15/2017
	16,250(2)	48,750(2)	Nil	3.72	1/15/2018
	Nil	100,000(5)	Nil	1.22	1/15/2019
Daniel Voelker, Vice President Engineering and Operations	12,500(3)	37,500(3)	Nil	2.18	4/15/2018
	Nil	200,000(5)	Nil	1.22	1/15/2019

(1)	Options vest over three years from date of grant: 25% vested immediately; 25% vested on November 15, 2008; 25% vested on November 15, 2009; and 25% vest on November 15, 2010.
(2)	Options vest over four years from date of grant: 25% vested on January 15, 2009; 25% vested on January 15, 2010; 25% vest on January 15, 2011; and 25% vest on January 15, 2012.
(3)	Options vest over four years from date of grant: 25% vested on April 15, 2009; 25% vest on April 15, 2010; 25% vest on April 15, 2011; and 25% vest on April 15, 2012.
(4)	Options vest over four years from date of grant: 25% vested on July 15, 2009; 25% vest on July 15, 2010; 25% vest on July 15, 2011; and 25% vest on July 15, 2012.
(5)	Options vest over four years from date of grant: 25% vest on January 15, 2011; 25% vest January 15, 2012; 25% vest on January 15, 2013; and 25% vest on January 15, 2014.

(6)	Options vest over three years from date of grant: 25% vested immediately; 25% vested on July 26, 2007; 25% vested on July 26, 2008; and 25% vested on July 26, 2009.
(7)	Options vested immediately on the grant date of March 1, 2006.
(8)	Options vest over three years from date of grant: 25% vested immediately; 25% vested on March 10, 2007; 25% vested on March 10, 2008; and 25% vested on March 10, 2009.
(9)	Options vested immediately on the grant date of January 15, 2007.
(10)	Options vest over two years from date of grant: 33% vested immediately; 33% vested on January 15, 2008; and 34% vested on January 15, 2009.

(d)	Option Exercises and Stock Vested

No stock options were exercised by the named executive officers during the fiscal year ended December 31, 2009.  Additionally, no stock awards vested in favor of the named executive officers during the fiscal year ended December 31, 2009.

(e)	Pension Benefits and Non-Qualified Deferred Compensation

The Corporation does not sponsor, and is not obligated to provide, any benefits under any defined benefit or non-qualified deferred compensation plan.  The Corporation does provide a limited matching contribution under the 401(k) Plan, as explained in “Compensation Discussion and Analysis” above.

(f)	Potential Payments upon Termination or Change-in-Control

For information on severance to which the named executive officers may be entitled upon termination of employment or in connection with a change of control, see the subsection entitled “Termination and Change-of-Control Agreements” in the Compensation Discussion and Analysis section above.

Upon termination of employment, an employee is entitled to receive the dollar value of accrued vacation leave but not medical leave.  As of December 31, 2009, each of the named executive officers would have been entitled upon termination of employment to receive the following dollar amount in exchange for accrued, but unused vacation leave:

Name	Accrued Vacation Leave ($)
Terry M. Copeland, President, Chief Executive Officer and Director	10,578
John C. Fallini, Chief Financial Officer	9,585
Bruce J. Sabacky, Vice President & Chief Technology Officer	49,127
Stephen Balogh, Vice President Human Resources	5,488
Daniel Voelker, Vice President Engineering and Operations	3,994

Compensation of Directors

The following table presents information regarding the compensation for the fiscal year ended December 31, 2009 of all persons who served as directors of the Corporation during 2009, except for Terry Copeland, President and Chief Executive officer, whose compensation is described in the previous tables:

Name (a)	Fees Earned Or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Option Awards(3) ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($) (g)	Total ($) (h)
Eqbal Al Yousuf *	29,000	54,108	Nil	Nil	Nil	Nil	83,108
Michel Bazinet*	16,000	Nil	Nil	Nil	Nil	Nil	16,000
Jon N. Bengtson	47,000	54,108	Nil	Nil	Nil	Nil	101,108
Hossein Asrar Haghighi	14,375	54,910(4)	Nil	Nil	Nil	Nil	69,285
George E. Hartman	32,500	54,108	Nil	Nil	Nil	Nil	86,608
Robert Hemphill*	25,000	54,108	Nil	Nil	Nil	Nil	79,108
Pierre Lortie	46,500	54,108	Nil	Nil	Nil	Nil	100,608
Robert van Schoonenberg	48,500	54,108	Nil	Nil	Nil	Nil	102,608
Alexander Lee(5)	Nil	Nil	Nil	Nil	Nil	Nil	Nil

*  No longer served as a director of the Corporation as of December 31, 2009.

(1)
During 2009, the Corporation paid all directors who are not employees of the Corporation a fee of $6,250 per quarter. In addition, directors who are not employees and provide service in the following positions received the following additional fees:

Position	Additional Compensation
Chairman of the Board	$4,000 per quarter
Audit Committee Chair	$3,000 per quarter
Compensation, Nominating and Governance Committee Chair	$2,000 per quarter
Audit Committee	$1,500 per quarter
Compensation, Nominating and Governance Committee	$1,000 per quarter
Other Committee Chair or Member	Determined upon formation of committee

No amounts were paid to Dr. Copeland in 2009 in his capacity as a director.

(2)
Historically, the Corporation issues either restricted stock or stock options to the Directors at their option based on a pre-approved dollar amount annually after the annual meeting is held.  The dollar amount of the annual grant is determined and approved by the Compensation, Nominating, and Governance Committee and was $54,108 for 2009.  The amounts in column (c) represents the grant date fair value of the 2009 stock awards calculated in accordance with FASB ASC Topic 718.

(3)
Directors of the Corporation and its subsidiaries are also entitled to participate in the 1996 Plan, 1998 Plan and the 2005 Plan.  An aggregate of 561,730 stock awards and option awards were outstanding and held by directors as of December 31, 2009.   The number of option awards outstanding as of December 31, 2009 for each of the directors actively serving as of December 31, 2009 is as follows:  Mr. Hartman – 75,000 options and Mr. Lortie – 36,667.  Mr. Bengtson, Mr. Haghighi, and Mr. van Schoonenberg have no options outstanding.

(4)
As an employee of Al Yousuf LLC, Mr Haghighi assigns any common shares subject to options or common share awards earned in connection with his Director’s seat to Al Yousuf LLC.  As such, Mr Haghighi does not voting or disposition rights over the common shares awarded to him.

Audit Committee and Audit Committee Report

Audit Committee

The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be found on the Corporation’s website under the heading “Investors” and is attached hereto as Appendix B.  A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Altair Nanotechnologies Inc., 204 Edison Way, Reno, Nevada 89502, U.S.A.

The Audit Committee is comprised solely of non-employee directors, each of whom has been determined by the Board to be independent under the requirements of the NASDAQ listing standards and National Instrument 52-110 of the Canadian Securities Administrators (“NI 52-110”).  The Audit Committee is comprised of Robert van Schoonenberg (Chair), Jon Bengtson, George Hartman and Pierre Lortie.  If elected by the shareholders, Robert van Schoonenberg (Chair), Jon Bengtson, George Hartman and Pierre Lortie are expected to be members of the Audit Committee during 2010.  The Audit Committee held four meetings in person and one meeting via conference call during the fiscal year ended December 31, 2009.  The members of the Audit Committee were in attendance at each meeting except that Mr. Lortie was unable to attend one meeting.

The Board has determined in its business judgment that each member of the Audit Committee satisfies the requirements with respect to financial literacy set forth in NASDAQ Rule 4350(d)(2)(A)(iv) and applicable Canadian securities laws; and the Board has determined than Jon Bengtson is an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act, is independent under Rule 10A-3(b)(1)(ii) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are, as a result of their past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background, sophisticated with respect to financial matters.

The Audit Committee’s responsibility is to assist the Board in its oversight of (a) the quality and integrity of the Corporation’s financial reports, (b) the independence and qualifications of the Corporation’s independent auditor, and (c) the compliance by the Corporation with legal and regulatory requirements.  Management of the Corporation has the responsibility for the Corporation’s financial statements as well as the Corporation’s financial reporting process, principles and internal controls.  The Corporation’s independent public accounting firm is responsible for performing an audit of the Corporation’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States of America.

Audit Committee Report

The Audit Committee reviewed and discussed the audited financial statements of the Corporation as of and for the year ended December 31, 2009 with management and with the independent public accounting firm.  The Audit Committee has discussed with the independent public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect.  In addition, the Audit Committee has received the written disclosures and the letter from the independent public accounting firm required by applicable requirements of the Public Corporation Accounting Oversight Board regarding the independent auditor's communications with the Audit Committee concerning independence, and has discussed with the independent public accounting firm the independent auditor’s independence.

The Audit Committee has also considered whether the independent auditor’s provision of non-audit services to the Corporation is compatible with maintaining the auditors’ independence.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving auditing or accounting including in respect of auditor independence.  As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements fairly present the Corporation’s financial position and results of operation and are in accordance with generally accepted accounting principles and applicable laws and regulations.  Each member of the Audit Committee is entitled to rely on (i) the integrity of those persons within the Corporation and of the professionals and experts (such as the independent auditor) from which the Audit Committee receives information, (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary and (iii) representations made by management or the independent public accounting firm as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non audit services provided by the independent auditor to the Corporation.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the SEC.

AUDIT COMMITTEE

Robert van Schoonenberg, Chair
Jon Bengtson
George Hartman
Pierre Lortie

April 15, 2010

Meetings of Directors and Attendance at Shareholders Meetings

During the year ended December 31, 2009, the Board held four meetings in person and eleven meetings via conference call.  Attendance at the meetings is summarized in the following table:

Board Member	Board Meetings Attended	Committee Meetings Attended	% of Board and Committee Meetings Attended

Jon N. Bengtson	14	5 of 5 AC	95%
Terry Copeland	14	N/A	93%
Hossein Asrar Haghighi(1)	6	N/A	93%
George Hartman	13	5 of 5 AC	90%
Alexander Lee (2)	1	N/A	100%
Pierre Lortie	13	4 of 5 AC, 4 of 4 CC	88%
Robert van Schoonenberg	11	5 of 5 AC, 4 of 4 CC	83%
Eqbal Al Yousuf (3)	12	4 of 4 CC	84%
Michel Bazinet(4)	6	1 of 1 CC	84%
Robert Hemphill(5)	7	N/A	60%

AC – Audit Committee
CC - Compensation, Nominating and Governance Committee
N/A – Not applicable

(1)	Mr. Haghighi has served as a director since June 2009.
(2)	Mr. Lee has served as a director since December 2009.
(3)	No longer serves as a director effective December 2009.
(4)	No longer serves as a director effective June 2009.
(5)	No longer serves as a director effective November 2009

In addition, the Board considered and acted on certain matters throughout the year by executing consent resolutions as required.

The Corporation does not have a policy with respect to the attendance of shareholder meetings by directors. All members of the Board serving as of June 4, 2009 attended the 2009 annual shareholders meeting.

Compensation Policies and Practices Relating to Risk Management

The Compensation, Nominating and Governance Committee has reviewed the Corporation compensation program as it relates to all of the Corporation’s full-time employees and believes there is no material risk in the program.  As a matter of best practice, the Compensation Nominating and Governance Committee continues to monitor our compensation program to ensure that it continues to align the interests of our employees with those of our long-term stockholders while avoiding unnecessary or excessive risk.

Board Leadership Structure and Role in Risk Oversight

The Board believes that different people should hold the positions of chairman of the Board and CEO to aid in the Board’s oversight of management.  Mr. Bengtson currently serves as the Chairman of our Board of Directors in a non-executive capacity.  As the Chairman of the Board of Directors, Mr. Bengtson has a number of responsibilities, which include setting board meeting agendas in collaboration with the CEO, presiding at Board meetings, executive sessions and the annual stockholders’ meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board.  The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

The Board is actively involved in assessing and managing risks that could affect the Corporation.  The Board’s mandate calls for the Board to periodically assess the processes utilized by management with respect to risk assessment and risk management, including identification by management of the principal risks of the Corporation’s business, and the implementation by management of appropriate systems to deal with such risks.  The Board fulfills these responsibilities either directly, through delegation to committees of the Board, or, as appropriate, through delegation to individual directors.

When the Board determines to delegate any risk management oversight responsibilities, typically such delegation is made to the standing committees of the Board.  The Audit Committee would typically be tasked with oversight of risks to the Corporation such as those relating to the quality and integrity of the Corporation’s financial reports, the independence and qualifications of the Corporation’s independent auditor and inquiries regarding allegations of ethical, financial and legal issues.  The Compensation, Nominating and Governance Committee would typically be tasked with overseeing risks such as relating to employment policies, the Corporation’s compensation and benefits systems, the identification and recommendation of individuals qualified to become directors, management of the Corporation and succession planning.  Each of these committees satisfies its oversight responsibilities through regular reports from officers of the Corporation responsible for each of these risk areas, regular meetings to discuss and analyze such risks, and, when necessary, consultation with outside advisors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Corporation’s officers and directors to file reports concerning their ownership of common shares with the SEC and to furnish the Corporation with copies of such reports.  Based solely upon the Corporation’s review of the reports required by Section 16 and amendments thereto furnished to the Corporation, the Corporation believes that all reports required to be filed pursuant to Section 16(a) of the Exchange Act during 2009 were filed with the SEC on a timely basis except as follows:  (a)  Form 4 for Hossein Asrar Haghighi, Director, was due on June 17, 2009 but was filed on June 26, 2009; (b) Forms 4 for Eqbal Al Yousuf and Al Yousuf LLC, 10% beneficial owners, were due on June 17, 2009 but were filed on June 26, 2009; (c) Form 3 for Hossein Asrar Haghighi, Director, was due on June 18, 2009 but was filed on June 26, 2009; (d) Form 4 for Terry M. Copeland, President and Chief Executive Officer, was due on January 19, 2009 but was filed on January 28, 2009; (e) Form 4 for John Fallini, Chief Financial Officer, was due on January 19, 2009 but was filed on January 28, 2009; (f) Form 4 for C. Robert Pedraza, Vice President Corporate Strategy, was due on January 19, 2009 but was filed on January 28, 2009; (g) Form 4 for Bruce Sabacky, Vice President and Chief Technology Officer, was due on January 19, 2009 but was filed on January 28, 2009; and (h) Form 4 for Daniel Voelker, Vice President Engineering and Operations, was due on January 19, 2009 but was filed on January 28, 2009; (i) Form 4 for Stephen A. Balogh, Vice President of Human Resources, was due on January 19, 2009 but was filed on January 28, 2009; (j) Form 3 for John F. Harvat, Vice President-General Counsel, was due on December 15, 2008 but a final amendment was filed on April 7, 2009; (k) Form 3 for John F. Harvat, Vice President-General Counsel, was due on December 15, 2008 but was filed on January 31, 2009; and (l) Form 4 for John F. Harvat, Vice President-General Counsel, was due on December 17, 2008 but was filed on April 7, 2009.

 Code of Ethics and Code of Conduct

The Corporation has adopted the Code of Ethics for Senior Executive, Financial Officers, Members of the Management Executive Committee, and Directors (the “Code of Ethics”), which constitutes a code of ethics that applies to the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as defined in Item 406 of Regulation S-K under the Exchange Act.  The Code of Ethics is available on the Corporation’s website at www.altairnano.com under “Investors” – “Governance.”

The Corporation has adopted the Altair Nanotechnologies Inc. Code of Conduct (the “Code of Conduct”), which constitutes a code of conduct applicable to all officers, directors and employees that complies with NASDAQ Rule 4350(n).  The Code of Conduct is available on the Corporation’s website at www.altairnano.com under “Investors” – “Governance.”

Statement of Corporate Governance Practices

National Policy 58-201 of the Canadian Securities Administrators has set out a series of guidelines for effective corporate governance (the “Guidelines”). The Guidelines address matters such as the constitution and independence of corporate boards, the functions to be performed by boards and their committees and the effectiveness and education of board members. National Instrument 58-101 (“NI 58-101”) of the Canadian Securities Administrators requires the disclosure by each listed corporation of its approach to corporate governance with reference to the Guidelines as it is recognized that the unique characteristics of individual corporations will result in varying degrees of compliance.

Set out below is a description of the Corporation’s approach to corporate governance in relation to the Guidelines.

1.	The Board

NI 58-101 defines an “independent director” as a director who has no direct or indirect material relationship with the corporation.  A “material relationship” is in turn defined as a relationship that could, in the view of the corporation’s Board, be reasonably expected to interfere with such member’s independent judgement.  The Board of the Corporation is currently comprised of seven members, a majority of whom the Board has determined are “independent directors” within the meaning of NI 58-101.

Dr. Copeland is considered a non-independent director, as he is an officer of the Corporation.  Alexander Lee and Hossein Asrar Haghighi are appointed by, and executives of, Al Yousuf, LLC, which is an approximately 19% shareholder in the Corporation.  The Board believes that Messrs. Lee and Haghighi are independent despite their affiliation with a significant shareholder based on the independence from management they have exhibited at all times since appointment to the Board and its general belief that being a significant shareholder is not likely to interfere with the independence of a director’s judgment (and is likely to enhance it).

In addition to Messrs. Lee and Haghighi, Messrs. Bazinet, Bengtson, Hartman, van Schoonenberg and Lortie are considered independent directors since they are all independent of management and free from any material relationship with the Corporation.  The basis for this determination is that, since the beginning of the fiscal year ended December 31, 2009, none of the independent directors have worked for the Corporation, received more than CDN. $75,000 in annual remuneration from the Corporation, excluding fees received for serving on the Board or any board committee, or had material contracts with or material interests in the Corporation which could interfere with their ability to act with a view to the best interests of the Corporation.

The Board believes that it functions independently of management. To enhance its ability to act independent of management, the Board may meet in the absence of members of management and the non-independent directors or may excuse such persons from all or a portion of any meeting where a potential conflict of interest arises or where otherwise appropriate.  The Board held four meetings of the non-management directors in the absence of members of management during the fiscal year ended December 31, 2009.  Mr. Hemphill, who is not a member of management but was deemed to not be independent because of his status as an officer of a significant customer, was permitted to attend the meeting of the non-management directors.  Mr. Bengtson, Chairman of the Board, generally acts as the chairman during meetings of the non-management directors.

Mr. Bengtson currently serves as the Chairman of our Board in a non-executive capacity.  As the Chairman of the Board, Mr. Bengtson has a number of responsibilities, which include setting board meeting agendas in collaboration with the CEO, presiding at Board meetings, executive sessions and the annual stockholders’ meeting, assigning tasks to the appropriate committees, and ensuring that information flows openly between management and the Board.

The Board and its committees met throughout the year on a set schedule, held special meetings and acted by written consent from time to time as appropriate.

Additional information concerning meetings of the Board held in fiscal 2009 is set forth above under the heading “Meetings of the Directors and Attendance at Shareholders Meeting.”

Mr. Lortie currently serves as a director of Group Canam (TSX-V: CAM), director of Dynaplas, and also as director of Consolidated Thompson Iron Mines Ltd. (TSX: CLM).  Mr. van Schoonenberg serves as a director of Guidance Software, Inc. (NASDAQ: GUID), a director of Ryland Group, Inc. (NYSE: RYL) and also as a director of Premiere Entertainment LLC.

2.	Board Mandate

The Board has a mandate to set the strategic direction of the Corporation and to oversee its implementation by management of the Corporation.  A copy of the Board mandate is set forth in Appendix E to this Circular and a copy may also be found on the Internet at http://altairannualmeeting.com.

3.	Position Descriptions

Given the current size of the Corporation’s infrastructure and the existence of a limited number of executive officers and seven directors, the Board does not feel that it is necessary at this time to formalize position descriptions or corporate objectives for any of the Chairman of the Board, Chairmen of committees of the Board, or the President and Chief Executive Officer in order to delineate their respective responsibilities.  Accordingly, the roles of the executive officers of the Corporation are delineated on the basis of the customary practice.

4.	Orientation and Continuing Education

Although the Corporation currently has no formal orientation and education program for new Board members, sufficient information (such as recent annual reports, prospectus, proxy solicitation materials and various other operating and budget reports) is provided to any new Board member to ensure that new directors are familiarized with the Corporation’s business and the procedures of the Board. In addition, on at least an annual basis, the Board is given a presentation by an attorney or other professional regarding their role, responsibilities and obligations.  In addition, new directors are encouraged to visit and meet with management on a regular basis.  The Corporation also encourages continuing education of its directors and officers where appropriate in order to ensure that they have the necessary skills and knowledge to meet their respective obligations to the Corporation.

5.	Ethical Business Conduct

The Board has adopted a formal code of conduct and code of ethics.  See “Code of Conduct and Code of Ethics” above.  In order to ensure compliance with the Code of Conduct and Code of Ethics, and to ensure that directors exercise independent judgement, the Audit Committee has assumed responsibility for approving transactions involving the Corporation and any “related party” (as that term is defined in Multilateral Instrument Rule 61-101), except for decisions related to compensation, which are approved by the Compensation, Nominating and Governance Committee.  The full Board is responsible for monitoring the Corporation’s compliance with strategic planning matters, implementing a process for assessing the effectiveness of committees of directors and individual directors, and reviewing changes in or additions to compliance policies, standards, codes and programs, as well as applicable legislation.

6.	Nomination of Directors

The Board has established a Compensation, Nominating and Governance Committee, which has assumed the responsibility for identifying new candidates for Board nomination.  See “Nominating Committee” above.

7.	Compensation

The Board has established a Compensation, Nominating and Governance Committee, which has assumed the responsibility for making recommendations to the Board on compensation related matters.  See “Composition of the Compensation Committee” and “Compensation Committee Report on Executive Compensation” above.  Director compensation is evaluated using the same process as the Corporation’s total compensation (see “Determination of Compensation” beginning on page 32).

8.	Committees

In addition to the Audit Committee and the Compensation, Nominating and Governance Committee, the Board formed a standing Strategy Review Committee, the members of which are Pierre Lortie, Michel Bazinet, George Hartman and Robert van Schoonenberg in April 2008, which was eliminated in February 2009.

9.	Assessments

The Board assesses, on an annual basis, the contributions of the Board as a whole, the Audit Committee and Compensation, Nominating and Governance Committee, and each of the individual directors, in order to determine whether each is functioning effectively.  The Compensation, Nominating and Governance Committee has responsibility for conducting and overseeing the annual self-evaluations for the Board and reporting such results to the Board following the end of each fiscal year.  The evaluations, documented in the form of questionnaires, include peer review evaluations and are based on such objective and subjective criteria, as such committee deems appropriate.

Interest of Informed Persons in Material Transactions

No informed person of the Corporation (within the meaning of applicable Canadian securities laws), any nominee for election as a director or any associate or affiliate thereof, has or has had any material interest in any transaction since the commencement of the Corporation’s last completed financial year, or in any proposed transaction, which has materially affected or would materially affect the Corporation.

Indebtedness of Directors and Executive Officers

There is currently no outstanding indebtedness of (i) any present or former director, executive officer or employee; or (ii) any associate of any current or former director, executive officer or employee, either owing to the Corporation or any of its subsidiaries, or owing to another entity which is the subject of a guarantee, support agreement, letter of credit or similar arrangement or understanding provided by the Corporation or any of its subsidiaries.

Policies for Approval of Related Party Transactions

The Corporation’s Audit Committee has the authority and responsibility to review and approve any proposed transactions between the Corporation (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Corporation (or any subsidiary), other than transactions related to the employment and compensation of such persons, which are reviewed and approved by the Compensation, Nominating and Governance Committee.

Vote Required and Recommendation of the Board

In connection with the election of directors, the seven nominees receiving the highest number of votes will be elected.

The Board recommends a vote FOR the election of the nominees for the Board set forth herein.

PROPOSAL NO. 3 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

Approval of the appointment of Perry-Smith LLP as the independent public accounting firm for the Corporation for the fiscal year ending December 31, 2010, and authorization of the Audit Committee to set their remuneration, is to be voted upon at the meeting.  Representatives of Perry-Smith LLP are expected to be present at the meeting but will not have an opportunity to make a statement.  Representatives of Perry-Smith LLP will be available to respond to appropriate questions.  Perry-Smith LLP was first appointed auditors of the Corporation on September 26, 2005, prior to which Deloitte & Touche LLP acted as auditors of the Corporation from 2001 to August 18, 2005.

Audit Fees.  During the fiscal years ended December 31, 2008 and 2009, the aggregate fees billed by the Corporation’s independent public accounting firm for the audit of the Corporation’s financial statements for such fiscal years, for the reviews of the Corporation’s interim financial statements and for the review of SEC registration statements, including the cost of auditing internal controls were $176,520 and $202, 950, respectively.

Audit-Related Fees.   No audit-related fees were incurred during the fiscal years ended December 31, 2008.  Audit-related fees of $760 were billed in 2009.

Tax Fees.  During the fiscal years ended December 31, 2008 and 2009, the Corporation paid fees for tax compliance, advice and planning of $62,740 and $72,725, respectively to Perry-Smith LLP.

All Other Fees.  During the fiscal years ended December 31, 2008 and 2009, no other fees were incurred in connection with other matters.

Audit Committee Pre-Approval Policy.  The Audit Committee pre-approves the services provided to the Corporation by its independent public accounting firm in connection with the audit of the Corporation’s annual financial statements, the review of the Corporation’s quarterly financial statements and tax preparation and consultation.  Management is not permitted to engage its independent public accounting firm for other audit or permitted non-audit services without the case-by-case pre-approval of the Audit Committee.  The Audit Committee approved all the services provided to the Corporation by its independent public accounting firm described above.

Vote Required and Recommendation of the Board

The affirmative vote of a majority of the votes cast on this proposal shall constitute approval of the appointment of Perry-Smith LLP and authorization of the Audit Committee to set their remuneration.

The Board recommends a vote FOR approval of the appointment of Perry-Smith LLP as the Corporation’s independent public accounting firm for the fiscal year ending December 31, 2010 and authorization of the Audit Committee to set their remuneration.

OTHER MATTERS

Proposals of Shareholders

Pursuant to rules adopted by the SEC, if a shareholder intends to propose any matter for a vote at the annual meeting of the shareholders to be held in 2011, but fails to notify the Corporation of such intention prior to March 14, 2011, then a proxy solicited by the Board may be voted on such matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without such matter appearing as a separate item on the proxy card.

In order to be included in the proxy statement and form of proxy relating to the Corporation’s annual meeting of shareholders to be held in 2011, proposals which shareholders intend to present at such annual meeting must be received by the Secretary of the Corporation, at the Corporation’s principal business office, 204 Edison Way, Reno, Nevada 89502, U.S.A. no later than December 27, 2010.

Undertakings

Unless the Corporation has received contrary instructions, the Corporation intends to deliver only one copy of this Circular and one copy of the Annual Report for the year ended December 31, 2009 to multiple shareholders sharing the same address.  Upon written or oral request, the Corporation will provide, without charge, an additional copy of such documents to each shareholder at a shared address to which a single copy of such documents was delivered.   Shareholders at shared addresses that are receiving a single copy of such documents but wish to receive multiple copies, and shareholders at shared addresses that are receiving multiple copies of such documents but wish to receive a single copy, should contact John Fallini, Chief Financial Officer, at 204 Edison Way, Reno, Nevada, 89502, U.S.A., or at the following telephone number:  (775) 858-3750.

Additional Information

A copy of this Circular has been filed with the SEC.  You may read and copy this Circular at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this Circular by mail from the Public Reference Section of the SEC at prescribed rates. To obtain information on the operation of the Public Reference Room, you can call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers, including Altair Nanotechnologies, Inc., that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov.

Additional information relating to the Corporation is available on SEDAR at www.sedar.com.  Financial information is provided in the Corporation’s comparative financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended December 31, 2009.  Shareholders may contact Shaun Drake at 360 Bay Street, Suite 500, Toronto, Ontario M5H 2V6, Canada (416-361-0737), to request copies of the Corporation’s financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations.  In addition shareholders may download copies of the Corporation’s proxy and latest annual report directly from its website at http:// www.altairannualmeeting.com.

Incorporation by Reference

The Corporation is delivering with this Circular an Annual Report for the fiscal year ended December 31, 2009 (the “Annual Report”).  The following information from the Annual Report is incorporated into this Circular by reference: Item 7 “Management's Discussion and Analysis of Financial Condition and Results of Operations”, Item 7A “Quantitative and Qualitative Disclosures About Market Risk” and Item 8 “Financial Statements and Supplementary Data”.

Upon written or oral request, the Corporation will provide, without charge, to each person to whom a copy of this Circular has been delivered a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference).  Requests for such copies should be directed to:

Altair Nanotechnologies Inc.
Attn:  John Fallini, Chief Financial Officer
P.O. Box 10630
Reno, Nevada  89510-0630 U.S.A.
 (775) 858-3750

*     *     *     *     *     *     *     *     *

The contents and sending of this Circular have been approved by the directors of the Corporation.

Dated as of the 15th day of April, 2010.

ALTAIR NANOTECHNOLOGIES INC.

Terry M. Copeland, President and Chief Executive Officer

Appendix A

SPECIAL RESOLUTION OF ALTAIR NANOTECHNOLOGIES INC.
AUTHORIZING BOARD OF DIRECTORS TO EFFECT CONSOLIDATION

NOW THEREFORE BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

the Board of Directors of Altair Nanotechnologies Inc. (the “Corporation”) be authorized, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation of the common shares of the Corporation on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares (with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share), with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion (the “Consolidation”), with the Board of Director’s authority to include, without limitation: the authority to cause the officers of the Corporation to prepare and file with Industry Canada, a certificate of amendment to the Articles of  the Corporation, effecting the Consolidation.

A-1

Appendix B

ALTAIR NANOTECHNOLOGIES, INC.

AUDIT COMMITTEE CHARTER

I.	COMMITTEE’S PURPOSE

The Audit Committee (“Committee”) is appointed by the Board of Directors (“Board”) to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent public accounting firm, and (5) the business practices and ethical standards of the Company.  The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent public accounting firm, and (b) the preparation of the report that the Securities and Exchange Commission (“Commission”) requires to be included in the Company’s annual proxy statement.  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles.  These are the responsibility of management and the independent auditor.

II.	COMMITTEE MEMBERSHIP

Independence. The Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent. Independence shall be determined as to each member by the full board. To be considered independent, each Committee member must meet the independence requirements applicable to Audit Committees of companies listed on the NASDAQ Stock Market (“NASDAQ”) under NASDAQ rules and the securities laws of the United States and Canada, and rules promulgated thereunder (the “Securities Laws”). Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

Financial Literacy.   All members of the Committee shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an audit committee financial expert, as determined in the judgment of the Board with reference to the Securities Laws and NASDAQ rules.

III.	COMMITTEE COMPOSITION

The members of the Committee shall be nominated by the Compensation, Nominating and Corporate Governance Committee and appointed by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.  The Board may remove any member of the Committee at any time.

Chairman. Unless a Chairman is elected by the full Board, the members of the Committee shall designate a Chair by majority vote of all the Committee members.

IV.	MEETINGS

The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee.  The Committee may take action by the unanimous written consent of the members in the absence of a meeting.  The Committee shall meet periodically with management, the internal auditors and the independent auditor is separate executive sessions.

V.	AUTHORITY AND RESPONSIBILITY OF THE COMMITTEE

The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditor for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and to pay the fees of such advisors and (3) to determine the amount of funds it needs to operate and direct the CFO make such funds available.  As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose.  Unless special circumstances require the fact or terms of any engagement or appointment made by the Committee to be kept confidential from the Chief Financial Officer, the Committee shall promptly notify the Chief Financial Officer of the fact and terms of any appointment or engagement, and provide copies of related agreements, and shall cause all invoices to be forwarded to or at the direction of the Chief Financial Officer promptly following receipt.  Confidential portions of any agreement or invoice may be redacted.  The Audit Committee may request any officer of employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee.  Without limiting the generality of the foregoing, the Audit Committee shall:

Financial Statements and Disclosure Matters

1.
Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy  of internal controls that could materially affect the Company’s financial statements.  In addition, the review shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  Based on the annual review, the Audit Committee shall recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

2.
Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.	Review and discuss reports from the independent public accounting firm on:

A.	Critical accounting policies and practices to be used.

B.
Alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

C.	Other material written communications between the independent auditor and management, such as any management letter.

4.
Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies.  Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.  In its discretion, the Committee may adopt policies requiring specific reviews and approvals with respect to press releases, SEC reports and other disclosures, whether or not financial in nature.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

6.
Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.
Review with the independent auditor any audit problems or difficulties and management responses, including but not limited to (1) any restrictions on the scope of the auditor’s activities, (2) any restrictions on the access of the independent auditor to requested material, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise).  The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

8.
Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and internal controls over financial reporting and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 - Communication with Audit Committees.

10.	Prepare the Audit Committee report that the Commission requires to be included in the Company’s annual proxy statement and review the matters described in such report.

11.
Obtain from management the annual report on internal controls over financial reporting required by governing rules, as well as the independent auditor’s attestation report on management’s assessment of internal controls over financial reporting.

Responsibility For The Company’s Relationship With The Independent Auditor

12.
Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent public accounting firm employed by the Company.  The independent auditor shall report directly to the Audit Committee.  If the appointment of the independent public accounting firm is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent public accounting firm.

13.
Review, at least annually, the qualifications, performance and independence of the independent auditor.  In conducting such review, the Committee shall obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any formal investigation by governmental or professional authorities regarding services provided by the firm which could affect the financial statements of the Company, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor’s independence.  This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws.  In addition, the Committee shall consider the advisability of regularly rotating the audit firm in order to maintain the independence between the independent auditor and the Company.

14.
Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent public accounting firm.  The Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services.  The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting.

15.
Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company’s internal audit department personnel who will assist in the audit.

16.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

17.
Ensure its receipt from the independent public accounting firm of a formal written statement delineating all relationships between the auditor and the company, consistent with Independence Standards Board Standard 1, engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

Oversight Of The Company’s Internal Audit Function

18.	Review the appointment and replacement of the senior internal auditing executive or functional outside equivalent.

19.	Review the activities and organizational structure of the internal auditing function and the significant reports to management prepared by the internal auditing department and management’s responses.

20.	Discuss with the independent auditor and management the internal audit function responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

21.	Obtain from the independent auditor assurance that Section 10A (b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

22.
Obtain reports from management and the Company’s internal auditing function that the Company is in conformity with applicable legal requirements and the Company’s Code of  Conduct and its Code of Ethics for Senior Executives, Financial Officers and Members of the Management Executive Committee (the “Codes”).  Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Codes.

23.
Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain the Anonymous Reporting Hotline for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

24.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

25.
Review at least annually legal matters with the Company’s General Counsel that may have a material impact on the financial statements, the Company’s compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquires received from regulators or governmental agencies.

Review of Related Party Transactions

26.
Review and approve (or decline to approve) any proposed transactions between the Company (including its subsidiaries) and any person that is an officer, key employee, director or affiliate of the Company (or any subsidiary), other than transactions that related to the employment and compensation of such persons and are within the scope of the charter of the Compensation, Nominating and Governance Committee Charter. Review disclosures required to be made under the securities laws of insider and affiliated party transactions.

Other

27.
Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent public accounting firm or the performance of the internal audit function.

28.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

29.	Perform an annual performance self-evaluation.

COMMITTEE OPERATIONS

The Committee shall meet in person or telephonically at a time and place determined by the Chairman of the Committee, with further meeting to occur, or actions to be taken by unanimous written consent, when deemed appropriate or desirable by the Committee Chairman.  A majority of the Committee members shall constitute a quorum for the transaction of business.  The action of a majority of those present at a meeting when a quorum is present will constitute the actions of the Committee.   The Secretary of the Company, or his or her designee, will keep minutes of all Committee meetings, which will be distributed to all members of the Board.  Prior to each meeting, a preliminary agenda will be prepared by either the Secretary or the Chairman of the Committee.  The Chairman of the Committee will make the final decision regarding the agenda.  The agenda and all materials to be reviewed at the meeting shall be received by the Committee members as far in advance of the meeting date as reasonably practicable.  The Committee shall have such resources and authority as it deems desirable or appropriate to discharge its duties and responsibilities, including the authority to obtain advice and assistance from internal or external legal, human resource, accounting or other experts, advisors or consultants, without seeking approval of the Board or management.  Such independent advisors may be the regular advisors of the Company.  The Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Committee or any advisors engaged by the Committee.

Appendix C

Mandate of the Board of Directors

The Board of Directors (the “Board”) of Altair Nanotechnologies Inc. (the “Company”) will oversee the governance of the Company’s business.

Directors shall exercise their judgment in a manner consistent with their fiduciary duties.  In particular, directors are required to act honestly and in good faith, with a view to the best interests of the Company and its shareholders and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Responsibilities

The Board discharges its responsibilities directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors.

The Board’s responsibilities, to be discharged directly, through delegation to committees of the Board and, as appropriate, through delegation to individual directors shall include:

Oversight of Management

●
Participating in the selection, appointment, development, evaluation and compensation of the Chief Executive Officer (“CEO”) and other senior officers directly and through the Compensation and Nominating Committee.

●
Promoting, by the actions of the Board and its individual directors, a culture of integrity throughout the Company, consistent with the Company’s Code of Conduct and Code of Ethics.  By the Board’s oversight of senior officers, the Board will encourage the CEO and other executive officers to act with integrity and to create a culture of integrity throughout the Company.

●	Periodically reviewing the Company’s Code of Conduct and Code of Ethics and making changes as appropriate.

Financial and Risk Matters

●	Overseeing the reliability and integrity of the financial statements and other publicly reported financial information, and of the disclosure principles and practices followed by management.

●	Overseeing the integrity of the Company’s internal controls and management information.

●	Reviewing and approving an annual operating budget for the Company and its subsidiaries on a consolidated basis and monitoring the Company’s performance against such budget.

●	Reviewing and approving quarterly financial statements and the release thereof by management.

●
Overseeing the Company’s controls and procedures for the preparation and dissemination of current reports and news releases in an effort to ensure that material information is disseminated in a timely and accurate fashion.

●
Periodically assessing the processes utilized by management with respect to risk assessment and risk management, including the identification by management of the principal risks of the business of the Company, and the implementation by management of appropriate systems to deal with such risks.

C-1

Business Strategy

●
Adopting a strategic planning process pursuant to which management develops and proposes, and the Board reviews and approves, significant corporate strategies and objectives, taking into account the opportunities and risks of the business.

●	Reviewing and approving all major acquisitions, dispositions and investments and all significant financings and other significant matters outside the ordinary course of the Company’s business.

Corporate Governance

●	Overseeing the development, implementation and operation of the Company’s corporate governance initiatives.

●	Taking appropriate steps to remain informed about the Board’s duties and responsibilities and about the business and operations of the Company.

●	Ensuring that the Board receives from senior officers the information and input required to enable the Board to effectively perform its duties.

●	Assessing the performance of the Chairman of the Board, the Chairperson of each committee of the Board and each director.

C-2

PROXY
Altair Nanotechnologies Inc.
Annual and Special Meeting of Shareholders
on
May 24, 2010
This Proxy Is Solicited By The Board of Directors Of

Altair Nanotechnologies Inc.

The undersigned shareholder of Altair Nanotechnologies Inc. (the "Corporation") hereby nominates, constitutes and appoints Terry M. Copeland, President, or failing him, John Fallini, Chief Financial Officer, or instead of any of them, ___________________________, as nominee of the undersigned to attend and vote for and on behalf of the undersigned at the Annual and Special meeting of shareholders of the Corporation (the "Meeting") to be held on the 24th day of May, 2010 and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the said meeting or such adjournment or adjournments thereof, and without limiting the generality of the power hereby conferred, the nominees are specifically directed to vote the shares represented by this proxy as indicated below.

This proxy also confers discretionary authority to vote in respect of any amendments or variations to the matters identified in the Notice of Meeting, matters incident to the conduct of the Meeting and any other matter which may properly come before the Meeting about which the Corporation did not have notice as of the date 45 days before the date on which the Corporation first mailed proxy material to shareholders and in such manner as such nominee in his judgement may determine.

A shareholder has the right to appoint a person to attend and act for him and on his behalf at the Meeting other than the persons designated in this form of proxy.  Such right may be exercised by filling the name of such person in the blank space provided or by completing another proper form of proxy and, in either case, depositing the proxy as instructed below.

To be valid, this proxy must be received by the transfer agent of the Corporation at 200 University Avenue, Suite 400, Toronto, Ontario M5H 4H1, Canada not later than 48 hours (excluding Saturdays and holidays) before the time of holding the Meeting or adjournment thereof, or delivered to the chairman on the day of the Meeting or adjournment thereof.

The nominees are directed to vote the shares represented by this proxy as follows:

(1)
THE CONSOLIDATION RESOLUTION attached as Appendix A to the Management Proxy Circular dated April 15, 2010 accompanying this Proxy, which authorizes the Board of Directors of the Corporation, without further approval of the shareholders, to take all steps necessary to effect, or in its discretion not to effect, at any time on or before May 1, 2011, a consolidation of the common shares of the Corporation on the basis of a ratio within the range of one post-consolidation common share for every three pre-consolidation common shares to one post-consolidation common share for every ten pre-consolidation common shares (with any fractional share that remains after all shares beneficially held by a holder of the common shares have been consolidated being rounded up to a whole common share), with the ratio to be selected and implemented by the Corporation’s Board of Directors in its sole discretion, with the Board of Director’s authority to include, without limitation: the authority to cause the officers of the Corporation to prepare and file with Industry Canada, a certificate of an amendment to the Articles of the Corporation effecting the Consolidation.  (Proposal 1 in the Notice of Meeting):

☐ FOR	☐ AGAINST	☐ WITHHOLD

(2)
ELECTION OF DIRECTORS, each to serve until the next annual meeting of shareholders of the Corporation or until their respective successor shall have been duly elected, unless earlier terminated in accordance with the bylaws of the Corporation (Proposal 2 in the Notice of Meeting):

☐           FOR all nominees listed (except as marked to the contrary).

☐           WITHHOLD AUTHORITY to vote for all nominees listed.

 (INSTRUCTION:  To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

Jon N. Bengtson	Hossein Asrar Haghighi	George E. Hartman
Alexander Lee	Pierre Lortie	Robert G. van Schoonenberg
Terry M. Copeland

[See Reverse Side]

(3)
PROPOSAL TO APPOINT AUDITORS, to appoint Perry-Smith LLP as independent public accounting firm of the Corporation for the fiscal year ending December 31, 2010 and to authorize the Audit Committee of the Board to fix their remuneration (Proposal 3 in the Notice of Meeting):.

☐ FOR	☐ WITHHOLD

(4)
At the nominee's discretion upon any amendments or variations to matters specified in the notice of the Meeting, matters incident to the conduct of the Meeting, and upon any other matters as may properly come before the Meeting or any adjournments thereof about which the Corporation did not have notice as of the date 45 days before the date on which the Corporation first mailed proxy materials to shareholders.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED OR WITHHELD FROM VOTING IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ON ANY VOTE OR BALLOT CALLED FOR AT THE MEETING AND, WHERE A SHAREHOLDER HAS SPECIFIED A CHOICE, WILL BE VOTED OR WITHHELD FROM VOTING ACCORDINGLY. UNLESS A SPECIFIC INSTRUCTION IS INDICATED, SAID SHARES WILL BE VOTED IN FAVOUR OF THE CONSOLIDATION RESOLUTION, IN FAVOUR OF ALL NOMINEES OF THE BOARD AND IN FAVOUR OF THE APPOINTMENT OF AUDITORS, ALL OF WHICH ARE SET FORTH IN THE MANAGEMENT PROXY CIRCULAR, ACCOMPANYING THIS PROXY, WHICH IS INCORPORATED HEREIN BY REFERENCE AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

This proxy revokes and supersedes all proxies of earlier date.

DATED this ____ day of ________________, 2010.

PRINT NAME: _______________________________

SIGNATURE: ________________________________

NOTES:

(1)
This proxy must be signed by the shareholder or the shareholder’s attorney duly authorized in writing, or if the shareholder is a corporation, by the proper officers or directors under its corporate seal, or by an officer or attorney thereof duly authorized.

(2)	A person appointed as nominee to represent a shareholder need not be a shareholder of the Corporation.

(3)	If not dated, this proxy is deemed to bear the date on which it was mailed on behalf of the management of the Corporation.

(4)	Each shareholder who is unable to attend the Meeting is respectfully requested to date and sign this form of proxy and return it using the self-addressed envelope provided.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on May 24, 2010. The Corporation’s Annual Report to Shareholders and Management Proxy Circular are available on the Internet at http:// www.altairannualmeeting.com.